EXHIBIT 99.2


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                          SHARE PURCHASE AGREEMENT


                                  BETWEEN

                     JOHNSTOWN AMERICA INDUSTRIES, INC.

                                    AND

                         RABBIT HILL HOLDINGS, INC

                                   DATED

                                   AS OF

                                MAY 10, 1999



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                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----
                                 ARTICLE I
                        Purchase and Sale of Shares

      Section 1.1   Purchase and Sale of Shares..........................1
      Section 1.2   Purchase Price.......................................3
      Section 1.3   Closing..............................................3
      Section 1.4   Adjustment to Cash Purchase Price....................4
      Section 1.5   Post-Closing Adjustments.............................5
      Section 1.6   Contingent Additional Consideration..................7

                                 ARTICLE II
                  Representations and Warranties of Seller

      Section 2.1   Organization.........................................9
      Section 2.2   Authorization.......................................10
      Section 2.3   Capital Stock.......................................10
      Section 2.4   Railcar Subsidiaries................................10
      Section 2.5   Consents and Approvals; No Violations. .............11
      Section 2.6   Financial Statements; Undisclosed Liabilities.......11
      Section 2.7   Absence of Certain Changes..........................12
      Section 2.8   Litigation..........................................13
      Section 2.9   Compliance with Applicable Law......................13
      Section 2.10  Employee Benefit Plans..............................14
      Section 2.11  Taxes...............................................16
      Section 2.12  Environmental Laws and Regulations..................18
      Section 2.13  Certain Fees........................................19
      Section 2.14  Title to Assets.....................................19
      Section 2.15  All Assets Included.................................19
      Section 2.16  Contracts...........................................19
      Section 2.17  Patents, Trademarks, Licenses.......................20
      Section 2.18  Customers and Suppliers.............................20
      Section 2.19  Books and Records of the Company....................20
      Section 2.20  Accounts Receivable.................................20
      Section 2.21  Licenses and Permits................................20
      Section 2.22  Improper Payments...................................21
      Section 2.23  Bethlehem Steel Agreement...........................21
      Section 2.24  Labor and Employee Matters..........................22
      Section 2.25  Premises............................................22
      Section 2.26  No Other Representations or Warranties..............22

                                ARTICLE III
                  Representations and Warranties of Buyer

      Section 3.1   Organization, Existence and Authority of Buyer......23
      Section 3.2   Financial Capability................................24
      Section 3.3   Capital Structure. .................................24
      Section 3.4   Certain Fees........................................24
      Section 3.5   HSR.................................................24
      Section 3.6   No Other Representations or Warranties..............24

                                 ARTICLE IV
                                 Covenants

      Section 4.1   Consents............................................25
      Section 4.2   Buyer's Access to Information and Records...........25
      Section 4.3   Seller's Access to Books and Records................26
      Section 4.4   Public Announcements................................27
      Section 4.5   Replacement of Bank Letters of Credit...............27
      Section 4.6   Replacement of Workers' Compensation Letters
                    of Credit...........................................27
      Section 4.7   Certain Tax Matters.................................27
      Section 4.8   Incremental Tax Resulting from the Elections........34
      Section 4.9   Non-Competition.....................................35
      Section 4.10  Discovery of Facts..................................35
      Section 4.11  Conduct of the Business; Negative Covenants.........35
      Section 4.12  Conduct of Business; Affirmative Covenants..........37
      Section 4.13  Consummation of Financing...........................38
      Section 4.14  Assertion of Indemnification Claims.................38

                                 ARTICLE V
                       Employment and Benefit Matters

      Section 5.1   No Shutdown or Severance of Employment..............38
      Section 5.2   Employment of Railcar Subsidiaries'
                    Employees: Collective Bargaining Agreements:
                    Assumption of Employment, Employment-Related
                    and Benefits Obligations............................39
      Section 5.3   Buyer's Benefit Plans...............................39
      Section 5.4   Assumption of Certain Benefit Plans.................40
      Section 5.5   Supplemental Retirement Window Benefit..............41
      Section 5.6   Retiree Welfare Benefits............................41
      Section 5.7   Vacation Pay........................................41
      Section 5.8   Certain Executive Employment Agreements.............41
      Section 5.9   Miscellaneous.......................................41
      Section 5.10  No Alteration in Bethlehem Agreement................41

                                 ARTICLE VI
                  Conditions to Obligations of The Parties

      Section 6.1   Conditions to Each Party's Obligation...............42
      Section 6.2   Conditions to Obligations of Seller.................42
      Section 6.3   Conditions to Obligations of Buyer..................43

                                ARTICLE VII
                          Termination of Agreement

      Section 7.1   Termination by Buyer or Seller......................43
      Section 7.2   Effect of Termination; Right to Proceed.............44

                                ARTICLE VIII
                         Survival; Indemnification

      Section 8.1   Survival of Representations and Warranties .........45
      Section 8.2   Seller's Agreement to Indemnify.....................45
      Section 8.3   Buyer's Agreement to Indemnify......................47
      Section 8.4   Indemnification Procedures..........................48
      Section 8.5   Computation of Damages Subject to Indemnification...49
      Section 8.6   Indemnification as Sole Remedy and Waiver...........50
      Section 8.7   Set-off Against Contingent Additional
                    Consideration as Sole Source of Indemnification.....50

                                 ARTICLE IX
                               Miscellaneous

      Section 9.1   Fees and Expenses...................................50
      Section 9.2   Right to Provide Information........................51
      Section 9.3   Obligation to Disclose Information..................51
      Section 9.4   Notices.............................................51
      Section 9.5   Severability........................................52
      Section 9.6   Binding Effect; Assignment..........................52
      Section 9.7   No Third-Party Beneficiaries........................53
      Section 9.8   Headings............................................53
      Section 9.9   Entire Agreement....................................53
      Section 9.10  Governing Law.......................................53
      Section 9.11  Arbitration.........................................53
      Section 9.12  Counterparts........................................54

                                 ARTICLE X
                                Definitions

      Section 10.1  Certain Definitions.................................54
      Section 10.2  Other Terms.........................................60
      Section 10.3  Other Definitional Provisions.......................60


                                 SCHEDULES

Schedule 1.4(b)      Working Capital
Schedule 2.5         Consents and Approvals
Schedule 2.6(a)      Financial Statements
Schedule 2.6(b)      Undisclosed Liabilities
Schedule 2.7         Absence of Certain Changes
Schedule 2.8         Litigation
Schedule 2.10        Employee Benefit Plans
Schedule 2.11        Taxes
Schedule 2.12        Environmental Laws and Regulations
Schedule 2.14        Title to Assets
Schedule 2.16        Contracts
Schedule 2.17        Patents, Trademarks, Licenses
Schedule 2.18        Customers and Suppliers
Schedule 2.21        Licenses and Permits
Schedule 2.24        Labor and Employee Matters
Schedule 2.25        Premises
Schedule 3.3         Capital Structure
Schedule 3.4         Certain Fees
Schedule 4.6         Workers' Compensation Letters of Credit
Schedule 4.13        Consummation of Financing


                                  EXHIBITS

Exhibit A   Form of Certificate pursuant to Section 6.3(a)
Exhibit B   Form of Seller Officer's Certificate
Exhibit C   Form of SASM&F Opinion
Exhibit D   Form of Proxy Letter
Exhibit E   Form of Certificate pursuant to Section 6.2(a)
Exhibit F   Form of Buyer Officer's Certificate
Exhibit G   Form of White and Williams Opinion
Exhibit H   Shareholders' Agreement Terms
Exhibit I   Subordination Agreement Terms
Exhibit J   Capital Structure of Buyer




                          SHARE PURCHASE AGREEMENT

            SHARE PURCHASE AGREEMENT dated as of May 10, 1999 between Johnstown America Industries, Inc., a Delaware corporation ("Seller") and Rabbit Hill Holdings, Inc., a Delaware corporation ("Buyer").


                                  RECITALS

            WHEREAS, Seller through certain of its subsidiaries is engaged in the business of manufacturing, rebuilding, repairing, selling and leasing railroad freight cars (the "Railcar
Business");

            WHEREAS, Seller owns, directly or indirectly, all of the issued and outstanding capital stock of Johnstown America Corporation ("JAC"), Freight Car Services, Inc. ("FCS") and JAIX Leasing Company ("JAIX"), which entities, together with JAC Patent Company ("JAC Patent"), a wholly-owned subsidiary of JAC, constitute all of the entities that comprise the Railcar Business (each, a "Railcar Subsidiary" and collectively, the "Railcar Subsidiaries");

            WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Railcar Business as a going concern through the purchase and sale of the capital stock of each of the Railcar
Subsidiaries directly held by Seller; and

            WHEREAS, Buyer intends to purchase indirectly all of the capital stock of such Railcar Subsidiaries through newly-formed, wholly-owned subsidiaries, and to merge each such subsidiary with and into a Railcar Subsidiary immediately following such purchase of capital stock.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                        PURCHASE AND SALE OF SHARES

            Section 1.1.  Purchase and Sale of Shares.

            (a) At the Closing (as defined in Section 1.3), Seller shall sell, convey, assign, transfer and deliver, or shall cause to be sold, conveyed, assigned, transferred and delivered, to Buyer or one or more of its subsidiaries designated by Buyer all right, title and interest in and to the shares of capital stock owned by Seller in each of the Railcar Subsidiaries set forth below:

                  (i)   JAC (the "JAC Shares");

                  (ii)  FCS (the "FCS Shares");  and

                  (iii) JAIX (the "JAIX Shares").

            (b) The transfer of the JAC Shares, the FCS Shares and the JAIX Shares (collectively, the "Shares") shall be effected in accordance with the terms and conditions of this Agreement by Seller's delivery to Buyer of certificates representing the Shares duly endorsed in blank, or accompanied by duly executed stock powers endorsed in blank. Buyer shall bear the cost of any transfer, documentary, sales and excise or other taxes (other than federal, state, local and foreign income taxes payable by Seller) imposed by reason of the consummation of the transactions contemplated by this Agreement in accordance with Section 4.7(g) hereof.

            (c) Pursuant to the transfer of Shares by Seller to Buyer, Buyer shall indirectly acquire, and the Railcar Subsidiaries shall retain, respectively, as the case may be:

                  (i) all of the assets of JAC, FCS and JAIX, whether tangible or intangible, including, without limitation, all of the issued and outstanding capital stock of JAC Patent, JAC's plants in Johnstown, PA and FCS' plant in Danville, IL; provided, however, that immediately prior to the Closing, the following assets of the Railcar Subsidiaries shall be transferred to Seller: (A) all cash or cash equivalents of JAC, FCS and JAC Patent and cash or cash equivalents of JAIX equal to the accrued federal and state income taxes of JAIX through the Closing Date (as defined in Section 1.3), which assets shall be transferred to Seller on the Closing Date and (B) all prepaid insurance and similar prepaid corporate expenses of JAC, FCS, JAIX and JAC Patent; and

                  (ii) the earnings of the Railcar Business before interest (after interest allocable to JAIX), net of federal and state taxes (subject to Section 1.1(c)(i)), for the period of 30 days immediately prior to the Closing Date ("Interim Earnings"); and

                  (iii) except as otherwise expressly set forth in this Agreement, all of the respective liabilities of JAC (and JAC Patent), FCS and JAIX as of the Closing, whether known or unknown, accrued or contingent, and whether or not on the balance sheet of any of such entities including, without limitation, (A) all indebtedness of JAIX, (B) the $5.3 million of FCS IRB Debt, (C) all contracts of JAC (and JAC Patent), FCS and JAIX, including, without limitation, the union contracts of JAC and FCS, the railcar leases of JAIX and all other operating and capital leases and all obligations and liabilities thereunder, (D) all environmental liabilities, (E) all product liability and warranty liabilities, (F) pension obligations and liabilities as provided in Article V hereof, (G) all retiree obligations and liabilities as provided in Article V hereof,
(H) all lawsuits and claims, whether disclosed or undisclosed, including, without limitation, the UP/Strato litigation and all workers compensation claims, union grievances and similar claims and (I) shutdown or similar liabilities as provided in Article V hereof.

            Section 1.2. Purchase Price. At the Closing, in consideration of the sale, transfer and delivery of the Shares, Buyer shall deliver or cause to be delivered or pay or cause to be paid: (i) a demand note executed jointly by JAC MergerSub, Inc., FCS MergerSub, Inc. and JAIX MergerSub, Inc., each of which shall be wholly-owned subsidiaries of Buyer, in an amount equal to $110 million, subject to adjustment pursuant to Sections 1.4 and 1.5 hereof (the "Demand Note"), which shall be paid in full in immediately available funds by wire transfer immediately following delivery of the Shares (the "Cash Purchase Price") and (ii) 200 shares of the common stock, par value $0.01 per share, of Buyer, which shall represent an aggregate of 20% of the common stock of Buyer outstanding as of the Closing Date. As additional consideration for the Shares, Seller shall be entitled to Contingent Additional Consideration (as defined) pursuant to Section 1.6. The sum of (x) the Cash Purchase Price, (y) the 200 shares of the common stock of Buyer and (z) the Contingent Additional Consideration is referred to herein as the "Purchase Price."

            Section 1.3.  Closing.

            (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at a location agreed upon by the parties on the second business day following the satisfaction or waiver of the conditions set forth in Article VI hereof, or at such other time or place as to which the parties shall agree. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date."

            (b)   On the Closing Date,

                  (i) Seller shall deliver, or shall cause to be delivered, to Buyer (A) certificates representing the JAC Shares, the FCS Shares and the JAIX Shares, respectively, duly endorsed or accompanied by stock powers duly executed in blank (with any requisite transfer tax stamps affixed thereto), (B) a good standing certificate for each Railcar Subsidiary issued by the Secretary of State of the jurisdiction of its incorporation, dated within 3 business days of the Closing Date, (C) the certificate described in Section 6.3(a) substantially in the form of Exhibit A, (D) a duly executed certificate of an authorized officer of Seller, dated the Closing Date, substantially in the form of Exhibit B, (E) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, addressed to Buyer, substantially in the form of Exhibit C, (F) the duly executed resignations, dated as of the Closing Date, of each of the members of the boards of directors of each of the Railcar Subsidiaries, and (G) a proxy letter substantially in the form of Exhibit D.

                  (ii) Buyer shall deliver, or shall cause to be delivered, to Seller (A) the Demand Note, which shall have been paid in full on the Closing Date in immediately available funds by wire transfer to a bank account or bank accounts, which shall have been specified by Seller at least two business days prior to the Closing, (B) certificates representing the 200 shares of common stock of Buyer, duly issued to and registered in the name of Seller or as directed by Seller, (C) the certificate described in Section 6.2(a) substantially in the form of Exhibit E, (D) a duly executed certificate of an authorized officer of Buyer, dated the Closing Date, substantially in the form of Exhibit F and (E) the opinion of White and Williams LLP, dated the Closing Date, addressed to Seller, substantially in the form of Exhibit G.

                  (iii) Seller, Buyer and each of the other holders of common stock of Buyer as of the Closing Date shall enter into a shareholders' agreement, which shall contain the terms set forth on Exhibit H (the "Shareholders' Agreement").

            Section 1.4.  Adjustment to Cash Purchase Price.

            (a) At least three business days prior to Closing, Seller shall deliver to Buyer an estimated schedule of Working Capital (as herein defined) of JAC and FCS, with line items estimated in good faith as of the close of business on the Closing Date (the "Closing Schedule"). The Closing Schedule shall also include separate line items for good faith estimates of Indebtedness ("Closing Indebtedness"), the Closing Retiree Benefit Liability, the JAIX Taxes (the "Closing JAIX Taxes") and Interim Earnings ("Closing Interim Earnings"). The Closing Schedule shall be prepared in accordance with the Accounting Principles (as defined in Section 2.6).

            (b) For purposes of this Agreement, the term "Working Capital" shall mean an amount equal to the sum of (x) the book value of Accounts Receivable (net), Inventory, Prepaid Expenses and other Current Assets of JAC and FCS, less (y) the book value of Accounts Payable, Accrued Payroll and Employee Benefits, Accrued Vacations, Accrued Warranty, Workers' Compensation and other Current Liabilities of JAC and FCS, as set forth as line items on the Closing Schedule. For purposes of determining Working Capital, accrued federal and state income taxes shall not be included to the extent retained by Seller. Schedule 1.4(b) sets forth the same line items as of March 31, 1999.

            (c) If Working Capital as reflected on the Closing Schedule ("Closing Working Capital") shall be less than the sum of (x) $10 million plus (y) Closing Interim Earnings, the Cash Purchase Price shall be decreased at Closing, dollar-for-dollar, by the amount that the Closing Working Capital is less than the sum of (x) $10 million plus (y) Closing Interim Earnings. If Closing Working Capital shall be greater than the sum of (x) $10 million plus (y) Closing Interim Earnings, the Cash Purchase Price shall be increased at Closing, dollar-for-dollar, by the amount that Closing Working Capital exceeds the sum of (x) $10 million plus (y) Closing Interim Earnings.

            (d) The Cash Purchase Price shall be decreased at Closing by an amount equal to all Indebtedness of JAC, FCS and JAC Patent and by the Indebtedness of JAIX to the extent it exceeds $9.1 million as of the Closing Date. For purposes of this Section 1.4(d) and as a line item on the Closing and Final Schedule as set forth in Section 1.5, "Indebtedness" shall mean, to the extent retained by the Railcar Subsidiaries, or any of them, as of the Closing Date, without duplication, (i) indebtedness for borrowed money (including, but not limited to the FCS IRB Debt), (ii) any indebtedness guaranteed by JAC, FCS or JAC Patent, (iii) any indebtedness secured by a lien on the assets of JAC, FCS or JAC Patent and (iv) all interest accruing on any indebtedness described in clauses (i) through
(iii) hereof.

            (e) The Cash Purchase Price shall be decreased at Closing by an amount equal to the aggregate accrued liability of the Railcar Subsidiaries, attributable to the retiree welfare benefits due to employees of the Railcar Business with 15 or more years of service, as of the Closing Date ("Retiree Benefit Liability"), as reflected on the Closing Schedule (the "Closing Retiree Benefit Liability"). The Retiree Benefit Liability shall be calculated using an attribution period from each such employee's date of hire to his/her date of expected retirement. As of January 1, 1999, the amount of such accrued liability was $5,685,000.

            Section 1.5.  Post-Closing Adjustments.

            (a) Within sixty days after the Closing, Seller shall deliver to Buyer a schedule of Working Capital of JAC and FCS ("Final Working Capital"), with the same line items as set forth on the Closing Schedule as of the close of business on the Closing Date (the "Final Schedule"). The Final Schedule shall also include line items for Indebtedness ("Final Indebtedness"), the Retiree Benefit Liability ("Final Retiree Benefit Liability"), the JAIX Taxes (the "Final JAIX Taxes"), Interim Earnings ("Final Interim Earnings") and JAIX Transfers (as hereinafter defined). The Final Schedule shall be prepared in accordance with the Accounting Principles. Arthur Andersen LLP (the "Auditor") shall audit the Final Schedule and shall provide an opinion that the Final Schedule fairly presents the line items set forth on such schedule as of the close of business on the Closing Date in accordance with the Accounting Principles. Seller and Buyer shall equally share the charges of the Auditor in performing the audit. In connection with the delivery of the Final Schedule, the Seller shall make available to the Buyer all books, records, work papers, personnel and other materials and sources used by Seller and Auditor to prepare the Final Schedule.

            (b) Buyer may object to any of the information on the Final Schedule which impacts the determination of Working Capital, Indebtedness, Retiree Benefit Liability, JAIX Taxes, Interim Earnings or JAIX Transfers, as each such item is reflected on the Final Schedule. Any such objection must be made by delivery of a written statement of objections (stating the basis of the objections with reasonable specificity) to Seller within thirty days following delivery of the Final Schedule. If Buyer does not so object within such thirty day period, the Final Schedule as delivered to Buyer shall be binding upon the parties. In the event Buyer and Seller are unable to resolve a dispute or disagreement set forth in a written objection pursuant to this Section 1.5(b), either party may elect, by written notice to the other party (given within fifteen days after Seller's receipt of Buyer's objections), to have all such disputes or disagreements resolved by an accounting firm of recognized national standing acceptable to Buyer and Seller and not then employed by Buyer, Seller or any of their affiliates (the "Selected Accounting Firm"). If Buyer and Seller cannot agree upon the accounting firm to serve as the Selected Accounting Firm, Buyer and Seller shall each promptly select a firm that would qualify as the Selected Accounting firm and such firms shall together select the Selected Accounting Firm. The Selected Accounting Firm shall issue a report resolving such disputes, which report shall constitute a final and binding resolution of the disputes or disagreements. The Selected Accounting Firm shall be instructed to use every reasonable effort to perform its services within fifteen days after receiving the Final Schedule and, in any case, as soon as practicable after such receipt. The charges for the services of the Selected Accounting Firm shall be shared equally by Buyer and Seller. At such time that any objections relating to a line item on the Final Schedule is resolved, whether by agreement of Buyer and Seller or by the Selected Accounting Firm, the Final Schedule shall be modified and amended by substituting, in the applicable line item, such amount, as resolved, for the disputed amount.

            (c) Post-Closing adjustments as determined pursuant to the Final Schedule shall be made as set forth below:

                  (i) If Final Working Capital shall be less than Closing Working Capital, then the Cash Purchase Price shall be decreased, dollar-for-dollar, by the amount that Final Working Capital is less than Closing Working Capital. If Final Working Capital shall be greater than Closing Working Capital, then the Cash Purchase Price shall be increased, dollar-for-dollar, by the amount that Final Working Capital exceeds Closing Working Capital;

                  (ii) If the Final Indebtedness shall be less than Closing Indebtedness, then Buyer shall pay to Seller an amount equal to the difference between the Closing Indebtedness and the Final Indebtedness. If the Final Indebtedness shall be greater than Closing Indebtedness, then Seller shall pay Buyer an amount equal to the difference between the Final Indebtedness and the Closing Indebtedness;

                  (iii) If the Final Retiree Benefit Liability shall be less than Closing Retiree Benefit Liability, then the Buyer shall pay to Seller an amount equal to the difference between the amount that Final Retiree Benefit Liability is less than Closing Retiree Benefit Liability. If Final Retiree Benefit Liability shall be greater than Closing Retiree Benefit Liability, then Seller shall pay Buyer an amount equal to the difference between the Final Retiree Benefit Liability and the Closing Retiree Benefit Liability;

                  (iv) If the Final Interim Earnings shall be less than Closing Interim Earnings, then Buyer shall pay to Seller an amount equal to the difference between the Closing Interim Earnings and the Final Interim Earnings. If the Final Interim Earnings shall be greater than Closing Interim Earnings, then Seller shall pay Buyer an amount equal to the difference between the Final Interim Earnings and the Closing Interim Earnings.

                  (v) If the Final JAIX Taxes shall be less than the Closing JAIX Taxes, then Seller shall pay to Buyer an amount equal to the difference between the Closing JAIX Taxes and the Final JAIX Taxes. If the Final JAIX Taxes shall be greater than Closing JAIX Taxes, then Buyer shall pay Seller an amount equal to the difference between the Final JAIX Taxes and the Closing JAIX Taxes.

                  (vi) Buyer shall indirectly acquire all assets (and JAIX shall retain all liabilities) held or owed by JAIX as of December 31, 1998 (or thereafter acquired or arising), except for income tax- related assets and liabilities as of December 31, 1998, together with all earnings of JAIX (net of federal and state income taxes accruing on those earnings) from December 31, 1998 through the Closing Date. To the extent that the Final
Schedule indicates that any such assets shall have been transferred from JAIX to Seller or any affiliate thereof, whether by way of dividend, distribution, payment of management fees, or otherwise, prior to the Closing Date, except an amount equal to the federal and state income taxes accruing on the earnings of JAIX after December 31, 1998 (the "JAIX Taxes"), and except for income tax- related assets and liabilities as of December 31, 1998 (the "JAIX Transfers"), the Cash Purchase Price shall be decreased, dollar-for-dollar, by an amount equal to the JAIX Transfers as reflected on the Final Schedule.

            (d) The amount of any such adjustment to the Cash Purchase Price or any payment shall be paid by Buyer or Seller, as the case may be, by wire transfer in immediately available funds within five business days following final determination of the adjustments set forth herein.

            (e) Any adjustment paid pursuant to Section 1.5 shall bear interest at an annual rate of 8% from and including the Closing Date to, but excluding, the date of payment. Any such payment shall be treated for all tax purposes as an adjustment to the Cash Purchase Price.

            Section 1.6.  Contingent Additional Consideration.

            (a) Upon the occurrence of any Triggering Event (as defined below), Buyer shall pay, or cause to be paid, to Seller additional consideration for the Shares in an amount in cash equal to $20 million, which shall accrete at a compound annual rate of 10% from and including the Closing Date to, but excluding, the date of payment (the "Contingent Additional Consideration").

            (b) Payment of the Contingent Additional Consideration (as fully accreted) shall be made, simultaneously with the closing of any Triggering Event, in immediately available funds by wire transfer to a bank account to be specified by Seller. Buyer shall not consummate any transaction that would result in a Triggering Event unless such payment of Contingent Additional Consideration is simultaneously made to Seller. The Contingent Additional Consideration shall be subject to the Subordination Agreement, which shall contain the terms set forth on Exhibit I, and to Buyer's right of set-off pursuant to Section 8.7. The accretion specified in subsection (a) shall not apply to any finally determined amount set-off pursuant to Section 8.7 from and after the time of such final determination.

            (c) As used in this Agreement, the occurrence of any of the following events shall constitute a "Triggering Event":

                  (i) the consummation of one or more public offerings of any securities of Buyer, of any Railcar Subsidiary or of any other entity that directly or indirectly holds the Shares or any assets of the Railcar Subsidiaries, as the case may be, with the result that the aggregate net cash proceeds received by Buyer or such other entity in such offerings plus the amount of indebtedness (excluding working capital indebtedness and excluding any indebtedness which merely refinances and replaces existing indebtedness without increasing the amount thereof) incurred after the Closing by Buyer or any Railcar Subsidiary exceeds the sum of (A) the Senior Secured Debt, (B) the Senior Notes and (C) $20 million; provided, however, that such $20 million shall be added to the sum of (A) and (B) (to increase the threshold necessary to constitute a Triggering Event under this subsection) only if each of the following conditions are satisfied:
(x) no secondary shares shall have been offered in the one or more public offerings at issue, (y) the underwriters of such one or more public offerings shall have confirmed in writing that the offering of the additional securities required to provide the aggregate net proceeds to pay the Contingent Additional Consideration would adversely affect such offering and (z) no debt shall have been incurred after the Closing by Buyer or any Railcar Subsidiary that is senior in right of payment to the Contingent Additional Consideration (excluding working capital indebtedness and excluding any indebtedness which merely refinances and replaces existing indebtedness without increasing the amount thereof);

                  (ii) (A) the sale or transfer of at least 25% of the common stock of any Railcar Subsidiary (other than JAIX, and other than mergers effective on the Closing Date as contemplated by Section 1.2 hereof) or of any other entity that directly or indirectly holds the Shares or any assets of the Railcar Subsidiaries, as the case may be, or (B) the sale or transfer of at least 25% of the common stock of Buyer held by holders other than Seller, Caravelle/CIBC or John Hancock as of the Closing Date (other than transfers among stockholders of Buyer acquiring common stock of Buyer on or before the Closing Date or transfers to family trusts or family limited partnerships for estate planning purposes);

                  (iii) the sale, lease, transfer or other disposition of a majority of the assets (by merger, liquidation or otherwise) of Buyer, of the Railcar Subsidiaries (other than JAIX) or of any other entity that directly or indirectly holds the Shares or any assets of the Railcar Subsidiaries, as the case may be (other than the sale, lease, transfer or other disposition among Buyer and the Railcar Subsidiaries);

                  (iv) the earlier to occur of (A) repayment in full of the Senior Secured Debt and the Senior Notes, or any replacement thereof (other than that effected by way of a refinancing which does not increase the then existing amount of such term indebtedness, or the maximum amount of such revolving or working capital indebtedness) (a "Permitted Refinancing") if, in connection with such refinancing, the Buyer or the Railcar Subsidiaries, or both, are able, after using commercially reasonable efforts, to finance a sufficient amount to pay, in full, the Contingent Additional Consideration, or (B) the lapse of twelve (12) months after the repayment in full of the Senior Notes under any circumstances (other than by way of a Permitted Refinancing), provided that in any such case the Railcar Business has achieved an EBITDA of at least $30,000,000 for (x) the most recent twelve (12) months, (y) the most recent fiscal year or (z) the average of the last two (2) completed fiscal years; or

                  (v) the liquidation or dissolution of Buyer, or the institution by Buyer of any proceedings relating to insolvency or the institution against Buyer of any such proceedings, which have not been withdrawn within 60 days.

            (d) Until the Contingent Additional Consideration has been paid to Seller, neither Buyer, any Railcar Subsidiary nor any other entity that directly or indirectly holds the Shares or any assets of the Railcar Subsidiaries, as the case may be, shall, without the prior written consent of Seller, declare or pay any dividends or distributions (other than dividends or distributions by the Railcar Subsidiaries to Buyer), or permit such payment or declaration, on its capital stock, redeem or acquire its capital stock or incur indebtedness in excess of an amount equal to the sum of (x) the then outstanding amount of the term loan under the Senior Secured Debt and the Senior Notes (not to exceed the respective amounts at Closing) plus (y) the then amount committed under the revolving credit facility for working capital borrowings under the Senior Secured Debt, or any replacement thereof, as or may be increased in the ordinary course of business.

                                 ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Buyer as follows:

            Section 2.1.  Organization.

            (a) Seller and each Railcar Subsidiary is a corporation duly organized and validly existing under the law of its jurisdiction of incorporation. Seller and each Railcar Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business and operations as now being conducted, except where any such failure to have such power and authority would not individually or in the aggregate have a Material Adverse Effect (as defined below). Seller and each Railcar Subsidiary is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by Seller and each Railcar Subsidiary or the nature of the business conducted by Seller and each Railcar Subsidiary makes such qualification necessary, except in any such jurisdictions where the failure, individually or in the aggregate, to be so duly qualified or licensed would not have a Material Adverse Effect.

            (b) As used in this Agreement, "Material Adverse Effect" shall mean any material adverse change in, or effect on, the financial condition, business or results of operations of the Railcar Business taken as a whole.

            Section 2.2. Authorization. Seller has the corporate power and authority to execute and deliver this Agreement and cause to be consummated the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Seller, with no other corporate action on the part of Seller or its stockholders being necessary. This Agreement has been duly executed and delivered by Seller and when executed and delivered by Seller will constitute a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and that the availability of equitable remedies may be limited by general principles of equity.

            Section 2.3. Capital Stock. All of the shares in the capital stock of each Railcar Subsidiary are validly issued, fully paid and non-assessable. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Railcar Subsidiaries or any of their subsidiaries, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments (other than pursuant to this Agreement) which could obligate Seller or any Railcar Subsidiaries or their respective subsidiaries to issue or sell any shares of the capital stock of the Railcar Subsidiaries or their respective subsidiaries. Except pursuant to this Agreement, neither the Seller nor any Railcar Subsidiary (or their respective subsidiaries) is a party to, or bound by, any arrangement, instrument or order (a) relating to the transfer of any capital stock or equity securities (including in respect of preemptive rights) of any of the Railcar Subsidiaries, (b) relating to the dividend or voting rights of any capital stock or equity securities of the Railcar Subsidiaries, or (c) relating to rights to registration under the Securities Act of any capital stock or other equity securities of any of the Railcar Subsidiaries (including any shareholder's or similar agreement).

            Section 2.4. Railcar Subsidiaries. Except with respect to JAC Patent, Seller is the registered and beneficial owner of the Shares, which comprise all of the issued and outstanding shares in all classes of capital stock of the Railcar Subsidiaries. JAC is the registered and beneficial owner of all issued and outstanding shares of capital stock of JAC Patent (the "Patent Shares"). Except for the liens arising under the Senior Bank Facility, which such liens shall be released on or prior to the Closing, Seller has good title to the Shares, and JAC has good title to the Patent Shares, free and clear of all Liens. Upon the transfer to Buyer or a subsidiary of Buyer of the Shares, Seller will, subject to the payment of any stamp duties or other similar taxes, have transferred to Buyer or a subsidiary of Buyer good title to the Shares free and clear of all Liens, other than Liens created by Buyer, and JAC will continue to own and have good title to the Patent Shares, free and clear of all Liens, other than Liens created by Buyer. As used herein, the term "Liens" shall mean any pledge, mortgage, charge, claim, title imperfection, defect or objection, security interest, conditional or instalment sales agreement, encumbrance, easement, encroachment, third party right or restriction of any kind other than (except with respect to the Shares) liens for current taxes not yet due or taxes being contested in good faith by appropriate proceedings.

            Section 2.5. Consents and Approvals; No Violations. Except as set forth on Schedule 2.5, neither the execution, delivery or performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Seller or any Railcar Subsidiary, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Material Adverse Effect), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Seller or any Railcar Subsidiary is a party or by which any of the properties or assets of the Railcar Business may be bound, (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Railcar Subsidiary or any of the properties or assets of the Railcar Business or (e) result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or give to any person other than Buyer any interest or right (including any right of termination or cancellation) in, or with respect to, any of the Shares or the assets of any Railcar Subsidiary, except in the case of (c),
(d) and (e) for violations, breaches, defaults, liens, claims, charges, restrictions, equities or encumbrances which would not have a Material Adverse Effect.

            Section 2.6.  Financial Statements; Undisclosed Liabilities.

            (a) Attached as Schedule 2.6(a) are the audited combined balance sheets of the Railcar Business as of December 31, 1998 and 1997 and the related audited combined statements of income and cash flows for each of the three years ended December 31, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, except as otherwise noted therein. The Financial Statements fairly present, in all material respects, the financial position of the Railcar Business as of December 31, 1998 and 1997 and the related results of operations and cash flows for each of the three years in the period ended December 31, 1998. As used in this Agreement, "Accounting Principles" shall mean the accounting principles, practices and methods used in the preparation of the Financial Statements.

            (b) Except as set forth on Schedule 2.6(b), none of the Railcar Subsidiaries has any liabilities or obligations (absolute, accrued, contingent or otherwise) other than (i) liabilities which are reflected and reserved against on the Financial Statements, (ii) liabilities incurred since January 1, 1999 in the ordinary course of business and consistent with the Railcar Subsidiaries' practice during the past two years, (iii) liabilities arising under any contract, (iv) liabilities disclosed in this Agreement or in any schedule thereof, and (v) liabilities which would not result in a Material Adverse Effect.

            Section 2.7. Absence of Certain Changes.

      Except as set forth on Schedule 2.7, with respect to the Railcar Subsidiaries, since December 31, 1998 there has not been and, as of the Closing Date, there will not have been:

            (a) any material damage, destruction, or loss, whether or not covered by insurance, adversely affecting the Railcar Subsidiaries, or their properties, assets, business or financial position;

            (b) any cancellation of any material debts or any waiver of any material rights of value to the Railcar Subsidiaries, except in the ordinary course of business;

            (c) any transfer of any rights in the Railcar Subsidiaries' patents, trademarks, trade names or copyrights;

            (d) any material increase in the compensation payable or to become payable by the Railcar Subsidiaries to any of their officers or employees (except usual and customary increases in salary) or any material change or amendment to any bonus plan for the benefit of any officers or employees to materially increase the amount of the bonus payments thereunder;

            (e) any action which has materially increased the costs of the Railcar Subsidiaries in funding or maintaining any employee pension or retirement plans or other employee benefit plans;

            (f) Other than scheduled capital expenditures set forth in the 1999 Budget contained in the Business Plan that has been delivered to Buyer, any single capital expenditure or commitment for capital expenditure in excess of $200,000 for additions to the Railcar Subsidiaries' property, plant, equipment or intangible capital assets or any aggregate capital expenditures and commitments in excess of $400,000 for additions to the Railcar Subsidiaries' property, plant, equipment or intangible capital assets for which the Railcar Subsidiaries' will be liable at the Closing Date;

            (g) any sale, assignment or transfer of any assets of the Railcar Subsidiaries having a net book value, as of December 31, 1998, in excess of $100,000, other than sales of inventory in the ordinary course of business;

            (h) the entering into, creation or allowance of any new mortgages, liens or encumbrances on any assets of the Railcar Subsidiaries other than the liens and encumbrances arising in the ordinary course of business and liens and encumbrances to be removed by the Closing Date;

            (i) any lease or sublease of real property or the exercise of any purchase options or rights of first refusal contained in any lease or sublease, or the termination, surrender, cancellation or assignment of any of the properties demised under any leases, or any part thereof other than in the ordinary course of business;

            (j) except for indebtedness (other than payables arising in the ordinary course) arising under the Senior Bank Facility, the incurring of any indebtedness for borrowed money, the entering into of any commitment to borrow money, or making of any loans in respect to borrowed money to third parties, or the agreement to guaranty any obligations of third parties (other than in connection with the negotiation and collection of negotiable instruments in the ordinary course of business);

            (k) the writing up or writing down of the value on its financial statements of any of the Railcar Subsidiaries' assets in excess of $100,000;

            (l) the issuance of, or the commitment by any of the Railcar Subsidiaries to issue, any shares of capital stock or other equity securities or securities convertible into or exchangeable for shares of capital stock or other equity securities of the Railcar Subsidiaries.

            Section 2.8.  Litigation.

            (a) Except as it relates to any audit or examination of any foreign, federal, state or local Tax Returns filed by Seller on behalf of the Railcar Subsidiaries, Schedule 2.8 sets forth all (i) suits, claims, actions or proceedings pending and all court or governmental orders outstanding, or, to Seller's Knowledge, threatened, and (ii) to Seller's Knowledge, any investigation pending or threatened, against Seller or any Railcar Subsidiary or any of their respective properties, assets and business operations by or before any court or Governmental Authority or by any third party relating to the Railcar Business, where the amount sought in damages exceeds $100,000 or the relief sought is a court order for equitable relief, other than those suits, claims, actions or proceedings relating to worker's compensation, union grievances, discrimination claims to the extent arising out of union grievances, and similar claims arising in the ordinary course of business.

            (b) As used in this Agreement, "Knowledge of Seller" or "Seller's Knowledge" shall mean the actual knowledge of any of the following individuals: Thomas Begel, Andrew Weller and Kenneth Tallering.

            Section 2.9. Compliance with Applicable Law. Except as it relates to any Benefit Plan, Taxes or Environmental Law (as each such term is defined in Sections 2.10, 2.11 and 2.12, respectively), Seller and each Railcar Subsidiary is in material compliance with applicable laws, ordinances, orders, rules and regulations of any Governmental Authority applicable to the Railroad Business except for non-compliance that would not have a Material Adverse Effect.

            Section 2.10.  Employee Benefit Plans.

            (a) Schedule 2.10(a) lists each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by Seller and relating to the Railcar Business or by the Railcar Subsidiaries, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37), and pension, retirement, excess benefit, profit sharing, salary continuation, termination, health, life, disability, group insurance, vacation, stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any employee or former employee of any Railcar Subsidiary has any present or future right to benefits or under which any Railcar Subsidiary has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans".

            (b) As used in this Agreement, "Pension Plan" shall mean each employee pension plan as defined in Section 3(2) of ERISA maintained by Seller and relating to the Railcar Business or by the Railcar Subsidiaries for its employees and in which such employees participate, and "Welfare Plan" shall mean each employee welfare plan as defined in Section 3(1) of ERISA maintained by Seller and relating to the Railcar Business or by the Railcar Subsidiaries for its employees in which such employees participate.
Schedule 2.10 lists each Pension Plan and Welfare Plan maintained by Seller and relating to the Railcar Business or by the Railcar Subsidiaries under which any employee or former employee of any Railcar Subsidiary has any present or future right to benefits or under which any Railcar Subsidiary has any present or future liability.

            (c) Each Benefit Plan and Welfare Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, rules and regulations, except for any non-compliance which would not result in a Material Adverse Effect.

            (d) As applicable with respect to each Benefit Plan and Welfare Plan, the Seller has delivered to the Buyer true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereof, (iv) the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service, (v) the most recent Internal Revenue Service determination letter and each currently pending application to the Internal Revenue Service for a determination letter, (vi) the three most recent summary annual reports, actuarial reports, financial statements and trustee reports, and (vii) all records, notices and filings concerning
(x) Internal Revenue Service or Department of Labor audits or investigations, (y) "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and (z) "reportable events" within the meaning of Section 4043 of ERISA. To Seller's Knowledge, the Benefit Plans are and have been maintained and administered in compliance with the requirements of ERISA and, where applicable, Section 401 of the Code. There are no accumulated funding deficiencies as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to the Benefit Plans. There is not now, nor has there been any prohibited transaction (as defined in Section 406 of ERISA or Sections 503 or 4975 of the Code) involving the Benefit Plans. Except as otherwise disclosed on
Schedule 2.10(d), there are no pending or, to the knowledge of Seller, threatened investigations or audits by governmental agencies or any claims by or on behalf of the Benefit Plans or by any employee of the Seller or the Railcar Subsidiaries alleging a breach or breaches of such plans, or fiduciary duties thereunder, or violations of other applicable federal or state law with respect to the Benefit Plans, which could result in a monetary liability, or any material non-monetary liability, on the part of the Seller or any Railcar Subsidiary under ERISA or any other law, nor, to the knowledge of Seller, is there any basis for such a claim. Neither the Seller nor any Railcar Subsidiary has any liability, withdrawal or otherwise, actual or contingent, to any "multi-employer pension plan."

            (e) Except as otherwise disclosed on Schedule 2.10(e):

                  (i) The Pension Plans now meet, and at all times since their inception have met, or can timely be amended to meet, the requirements for qualification under Section 401(a) of the Code, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code;

                  (ii) All Pension Plans have received determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the knowledge of the Seller, is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification;

                  (iii) No Benefit Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. To Seller's Knowledge, all contributions to, and payments from, any Benefit Plan which may have been required in accordance with the terms of such Benefit Plan or any related document have been timely made. All such contributions to, and payments from, any Benefit Plan, except those to be made from a trust, qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required, shall be paid on or before the Closing Date;

                  (iv) Neither the Seller, nor to the knowledge of Seller, any fiduciary, trustee or administrator of any Benefit Plan, has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in any transaction with respect to any Benefit Plan which would subject any such Benefit Plan, the Seller, the Railcar Subsidiaries or the Buyer to a tax, penalty or liability for a "prohibited transaction" under
Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Benefit Plan is invested in any property constituting "employer real property" or an "employer security" within the meaning of Section 407 of ERISA;

                  (v) With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, the Seller and the Railcar Subsidiaries comply in all respects with the continuation coverage requirements of the Code and ERISA;

                  (vi) No Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Seller nor any Railcar Subsidiary, nor any predecessor thereof, has made a written or oral representation to any current or former employee promising or guaranteeing any employer paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment; and

                  (vii) No Benefit Plan provides for the payment of "excess parachute payments" by reason of the consummation of the sale of the Shares pursuant to this Agreement within the meaning of Section 280G of the Code.

            Section 2.11.  Taxes.

            (a) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Material Adverse Effect:
(i) Seller (with respect to the Railcar Business) and each of the Railcar Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Seller or any of the Railcar Subsidiaries is or has been a member, have timely filed (giving effect to any applicable extensions) all Tax Returns required to be filed by them in the manner provided by law, which Tax Returns are true, complete and correct in all material respects and have been prepared in accordance with applicable laws, have timely paid all Taxes shown thereon to be due and, with respect to the Railcar Business and the Railcar Subsidiaries, have provided adequate reserves in their financial statements according to GAAP for any Taxes for taxable periods (or portions thereof) ending on or prior to the Closing Date that have not been paid, whether or not shown as being due on any Tax Returns and (ii) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the assets of any Railcar Subsidiary or is being asserted against Seller (in respect of the Railcar Business) or any Railcar Subsidiary except for statutory liens for Taxes not yet due.

            (b) Except as set forth in Schedule 2.11, no adjustment relating to the Tax Returns described in paragraph (a) above has been proposed, asserted, or assessed in writing by any Tax Authority (insofar as either relates to the activities or income of the Railcar Subsidiaries or could result in liability of the Railcar Subsidiaries on the basis of joint and/or several liabilities).

            (c) Except as set forth in Schedule 2.11, no audit or examination of any foreign, federal, state or local income Tax Returns or other Tax Returns filed by the Seller (with respect to the Railcar Subsidiaries) or the Railcar Subsidiaries is in progress; to Seller's Knowledge there are no pending actions or proceedings for the assessment or collection of Taxes against Seller (with respect to the Railcar Business) or the Railcar Subsidiaries.

            (d) Except as set forth on Schedule 2.11, no written waiver of any statute of limitations relating to Seller (with respect to the Railcar Business), or relating to the Railcar Subsidiaries has been given in writing and is in effect. Neither the Seller (with respect to the Railcar Business) nor the Railcar Subsidiaries has ever (i) filed any consent agreement under Section 341(f) of the Code, (ii) been the subject of a private letter ruling that has continuing effect, or (iii) been the subject of a closing agreement with any Tax Authority that has continuing effect.

            (e) Except as set forth on Schedule 2.11, the Railcar
Subsidiaries are not a party to any Tax Sharing Agreement.

            (f) Except as set forth on Schedule 2.11, none of the Railcar Subsidiaries has any liability for the Taxes of any person other than the Railcar Subsidiaries (i) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) by contract.

            (g) Neither Seller nor any of the Railcar Subsidiaries is a "foreign person" within the meaning of Section 1445 of the Code and the regulations promulgated thereunder.

            (h) Except as set forth on Schedule 2.11, neither Seller nor any of the Railcar Subsidiaries has received written notice from any Tax Authority claiming that any of the Railcar Subsidiaries was doing business or engaged in a trade or business in any jurisdiction in which it has not filed any applicable income or franchise Tax Returns.

            (i) As used in this Agreement:

                  (i) "Taxes" shall mean any and all federal, state, local, foreign and other taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, social security, workers' compensation, unemployment compensation, net worth, transfer, occupation, premium, value added, real or personal property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

                  (ii) "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Authority with respect to Taxes.

            Section 2.12.  Environmental Laws and Regulations.

            (a) To Seller's Knowledge, neither the Seller nor any Railcar Subsidiary has received any written notice of any pending or threatened action, claim or proceeding under Environmental Laws arising out of the condition of the Premises (as defined in Section 2.25(a)) or the conduct of the Railcar Business. With respect to the Premises, or the conduct of the Railcar Business, to Seller's Knowledge, neither the Seller nor any Railcar Subsidiary has been served with any citation or received any notice of noncompliance by the Seller or any Railcar Subsidiary with any Environmental Laws.

            (b) To Seller's Knowledge, based solely on the Phase 1 report dated April 23, 1999 relating to the property at Johnstown and the 1995 Phase I report and the updating letter dated April 23, 1999 relating to the property at Danville, in each case, prepared by First Environment, Inc., neither the Premises, nor to Seller's Knowledge, any properties formerly owned, operated or leased by the Railcar Subsidiaries since October 28, 1991 is listed or proposed for listing on any list maintained by any governmental agency of sites requiring remediation.

            (c) To Seller's Knowledge, based solely on the Phase 1 report dated April 23, 1999 relating to the property at Johnstown and the 1995 Phase I report and the updating letter dated April 23, 1999, relating to the property at Danville, in each case, prepared by First Environment, Inc., there are no underground storage tanks, above-ground storage tanks, asbestos-containing materials or poly-chlorinated biphenyl-containing equipment located at, on or under the Premises, or to Seller's Knowledge, at any property formerly owned, operated or leased by the Railcar Subsidiaries since October 28, 1991.

            (d) To Seller's Knowledge, none of the Railcar Subsidiaries has retained or assumed by contract any liability or responsibility of third parties (excluding any liability arising under or relating to operating leases) for any environmental claims or conditions.

            (e) Except as set forth on Schedule 2.12, Seller (as it relates to the Railcar Business) and each of the Railcar Subsidiaries is in material compliance with all applicable laws and regulations relating to protection of the environment (collectively, "Environmental Laws"), except for any non-compliance which would not result in a Material Adverse Effect.

            Section 2.13. Certain Fees. None of Seller or any of its affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby that could be the responsibility of Buyer.

            Section 2.14. Title to Assets. Except as set forth on Schedule 2.14, each Railcar Subsidiary has good and marketable title to all its assets (including, but not limited to, those set forth on the Financial Statements), except for those assets which are leased, and for which the respective Railcar Subsidiary has a valid leasehold interest. The assets of each Railcar Subsidiary are free and clear of all Liens, except for (a) those referred to in Schedule 2.14, (b) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings, and where appropriate reserves have been established and (c) with respect to any real property, such imperfections of title, easements and encumbrances as do not materially detract from the value of the properties subject thereto or affected thereby or otherwise do not materially interfere with their present or future use in a manner consistent with present practices or impair the operation of the Railcar Business.

            Section 2.15. All Assets Included. All non-cash assets constituting, used principally in connection with, and necessary to the conduct of, the Railcar Business are owned or leased by the Railcar Subsidiaries. None of the Railcar Subsidiaries' tangible personal property is subject to any contract for its sale to any party other than in the ordinary course of business. None of the Railcar Subsidiaries' tangible personal property is subject to any contract for its use by any other party.

            Section 2.16. Contracts. Schedule 2.16 contains a list of all written agreements of the Railcar Subsidiaries: (a) for the purchase and sale of railcars in the backlog as of March 31, 1999, (b) for the purchase and sale of goods (other than agreements to purchase materials under those agreements within (a) hereof directly related to those agreements within
(a) hereof) which exceed $500,000, (c) for loans, repurchases, credit accommodations, or the guarantee of the obligations of any party which exceed $100,000, excluding those to be discharged on or in connection with the Closing, or (d) restricting or purporting to restrict the Railcar Subsidiaries or any of them from entering into, or competing in, any line of business. True and correct copies of all written agreements set forth on
Schedule 2.16 (except for those agreements within (a) hereof) have been delivered to Buyer. Neither Seller nor any Railcar Subsidiary has received any written notice of the existence or alleged existence of any oral agreements which, if in writing, would be included in the preceding sentence. Except as set forth on Schedule 2.16, none of the agreements described within (a) through (d) hereof require consent from or notice to another party before or upon the consummation of the transactions contemplated by this Agreement. With respect to all such agreements described in this Section 2.16, neither Seller nor any Railcar Subsidiary has received any written notice, nor has Seller or any Railcar Subsidiary given written notice, that it or any other party to any such agreement is in material default thereunder.

            Section 2.17. Patents, Trademarks, Licenses. Schedule 2.17 contains a complete list of all trademarks, service marks, tradenames, domain names, fictitious names, symbols, logos, trade dress, copyrights and patents (the "Intellectual Property") used by the Railcar Subsidiaries in connection with the Railcar Business, and, except as set forth on Schedule 2.17, all of which are owned by the Railcar Subsidiaries, free and clear of all Liens. To Seller's Knowledge, to the extent such Intellectual Property is not owned by the Railcar Subsidiaries, the Railcar Subsidiaries have adequate and sufficient rights, registered or unregistered, to use such Intellectual Property as currently used in the Railcar Business, free and clear of any Lien or competing rights or interests of others which would preclude or otherwise impair such use by the Railcar Subsidiaries. To the Knowledge of Seller, based on written notice, the operations of the Railcar Business as currently conducted do not infringe any trademark, trade name, copyright or patent of any third party. Neither the Seller nor the Railcar Subsidiaries have received any written claim of infringement of any trademark, trade name, copyright, patent application or patent of any third party relating to the Railcar Business.

            Section 2.18. Customers and Suppliers. Except as set forth on
Schedule 2.18, since January 1, 1999, there has been no adverse change in the business relationship of the Railcar Subsidiaries with any customer or supplier representing sales or purchases of 10% or more of the Railcar Subsidiaries' sales or purchases, as the case may be, for the year ended December 31, 1998, which would have a Material Adverse Effect.

            Section 2.19. Books and Records of the Company. To Seller's Knowledge, the minute books and stock books of each of the Railcar Subsidiaries are complete and accurate, and contain all resolutions adopted by the Board of Directors of each of the Railcar Subsidiaries, and each committee of the Board of Directors of each of the Railcar Subsidiaries, and of the shareholders of each of the Railcar Subsidiaries, from the formation date of the respective Railcar Subsidiary through the date of this Agreement.

            Section 2.20. Accounts Receivable. The accounts receivable reflected in the Financial Statements arose from valid transactions in the ordinary course of business with unrelated third parties and represent bona fide claims against debtors for sales, services performed or other charges arising on or before the Closing Date.

            Section 2.21.  Licenses and Permits.

            (a) Except as set forth on Schedule 2.21, to Seller's Knowledge, (i) the Railcar Business owns and holds the permits, licenses, and Governmental Authorizations (collectively, "Licenses") which constitute all of the material Licenses required for and utilized in the ownership and operation of the Railcar Business as it is currently being conducted, which such Licenses are listed on Schedule 2.21; (ii) all material Licenses are in full force and effect and good standing; (iii) neither the Seller nor any Railcar Subsidiary has received any notice to the effect additional Licenses which would be material to the Railcar Business as it is currently being conducted are required by the Railcar Subsidiaries; (iv) no consent, waiver, approval, license or authorization of or designation, declaration or filing with any Governmental Authority, or any third party, is required with respect to any material Licence in connection with the execution and delivery of this Agreement or any instrument contemplated hereby or the consummation of the transactions contemplated hereby; (v) no modification, suspension or cancellation of any material License, or any proceeding relating thereto, is pending or, to the knowledge of the Seller, threatened with respect to any such License; and (vi) the Railcar Subsidiaries have complied in all material respects with, and each is currently in compliance in all material respects with, all statutes, laws, ordinances, rules, regulations, judgments, decrees and orders, of any court or Governmental or quasi-Governmental Authority, to which any of them is subject or by which any of them is bound or which affect any material Licenses.

            (b) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a revocation or suspension of, or require the amendment of, any material License.

            Section 2.22. Improper Payments. Except for non-cash gifts or transfers made in the ordinary course of business and not involving goods, services or items with a value of more than $1,000, to Seller's Knowledge, neither Seller nor any Railcar Subsidiary, nor any officer, director, employee or agent of Seller or any Railcar Subsidiary, has at any time made gifts, gratuities, or payments in any other form, whether in cash, goods or services, to any persons or entities whatsoever, in payment for, or intended to encourage, or which resulted in or may have resulted in or had the effect of obtaining, encouraging or continuing the referral of persons or entities as customers of the Railcar Business, or obtaining, encouraging or extending any contractual relationship, written or oral, for any of the same; nor has the Seller or any Railcar Subsidiary or any officer, director, employee or agent of Seller or any Railcar Subsidiary, to Seller's Knowledge, (i) entered into any arrangement, written or oral, under or pursuant to which bribes, kickbacks, rebates, payoffs or other forms of illegal or improper payments or remuneration have been or will be made, provided for or suffered, either directly, or indirectly through agents, brokers, distributors, dealers or other intermediaries, to any person or entity or (ii) made any illegal or improper contribution of monies, services or property to any political party, candidate or elected official for any purpose.

            Section 2.23. Bethlehem Steel Agreement. The Agreement of Purchase and Sale between Bethlehem Steel Corporation and JAC, dated May 3, 1991, as first amended August 13, 1991 as second amended September 27, 1991 and as third amended October 28, 1991 ("Bethlehem Steel Agreement"), and the Supplemental Agreement between JAC and Bethlehem Steel Corporation, dated December 7, 1995 remains in full force and effect pursuant to its terms and, except for the amendments described in this Section, has not been amended or modified, nor has the Seller or any Railcar Subsidiary waived, modified or amended any material provision thereof.

            Section 2.24.  Labor and Employee Matters.

            (a) Except as set forth on Schedule 2.24, there are no written contracts of employment that require an annual payment or a termination payment of an amount in excess of $100,000 between any of the Railcar Subsidiaries and any of their respective employees or which govern any such employee's employment with any Railcar Subsidiary.

            (b) Except as set forth on Schedule 2.24, to Seller's Knowledge, neither the Railcar Subsidiaries nor any agent, representative or employee of the Railcar Subsidiaries has received any written notice of any unfair labor practice on the part of the Railcar Subsidiaries as defined in the National Labor Relations Act of 1947, as amended, and there is not now pending or threatened any charge or complaint against the Railcar Subsidiaries by the National Labor Relations Board or any representative thereof which would have a Material Adverse Effect.

            (c) Except as set forth on Schedule 2.24(c), the Railcar Subsidiaries are not a party to or bound by any agreement with any labor organization, including any collective bargaining or similar agreement.

            Section 2.25.  Premises.

            (a) Schedule 2.25 sets forth a complete list of all of the Railcar Subsidiaries' owned or leased real property (the "Premises").

            (b) Schedule 2.25 contains copies of all title insurance policies currently held by the Railcar Subsidiaries, which such policies, to Seller's Knowledge, remain in full force and effect.

            Section 2.26. No Other Representations or Warranties. Except for the representations and warranties contained in this Article II, Seller makes no express or implied representation or warranty.


                                ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as follows:

            Section 3.1. Organization, Existence and Authority of Buyer.

            (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority and full legal right to enter into, execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer (including approval by the stockholders), and no other corporate action on the part of Buyer or its stockholders is necessary to authorize the consummation of this Agreement or the transactions contemplated hereby.

            (b) The execution, delivery and performance by Buyer of this Agreement do not and the consummation of the transactions herein and therein contemplated will not:

                  (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Buyer;

                  (ii) conflict with, result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Buyer under any mortgage, deed of trust, contract, agreement, lease, indenture, order, arbitration award, judgment or decree or other instrument to which Buyer is a party; or

                  (iii) violate or result in a breach of or constitute a default under any law to which Buyer is subject, including any Governmental Authorization, other than in the cases of clauses (ii) and (iii), any conflict, breach, termination, default, cancellation, acceleration, loss or violation which, individually or in the aggregate, would not be material.

            (c) Except as required by the HSR Act, no consent, approval, waiver or authorization is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with any Governmental Authority or other Person in connection with the execution, delivery and performance by Buyer of this Agreement.

            (d) This Agreement constitutes, and when executed and delivered at the Closing by Buyer will constitute, a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and that the availability of equitable remedies may be limited by general principles of equity.

            Section 3.2. Financial Capability. Buyer has delivered in a form satisfactory to Seller fully executed and paid for commitment letters issued by Fleet Capital Corporation in the amount of $110 million, by Caravelle/CIBC in the amount of $12.5 million and John Hancock in the amount of $12.5 million, evidencing Buyer's ability to pay the Purchase Price and to consummate the transactions contemplated hereby.

            Section 3.3.  Capital Structure.

            (a) At Closing, Buyer will have the number of shares of capital stock authorized, the number of shares outstanding, and the amount and nature of debt set forth in Exhibit J.

            (b) Except as set forth on Schedule 3.3, there are no options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Buyer or any of its subsidiaries to which Buyer or any of its subsidiaries is a party. All certificates representing the common stock of Buyer to be delivered to Seller pursuant to Section 1.3(b)(ii) shall be duly authorized, validly issued, fully paid and non-assessable and free of preemptive (or similar) rights. Except as set forth in Schedule 3.3, there are no outstanding contractual obligations of Buyer or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of Buyer or any other entity which would be material to Buyer or such subsidiary, as the case may be.

            Section 3.4. Certain Fees. Except as set forth on Schedule 3.4, neither Buyer nor any of its affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby that will result in any liability to Seller or any Railcar Subsidiary.

            Section 3.5. HSR. Buyer hereby represents and warrants that (x) it is a newly-formed company without a regularly prepared balance sheet,
(y) it is not controlled by any other person (as the term "control" is defined in the HSR Act and the rules thereunder) and (z) at Closing, will not have assets of $10 million or more, other than the cash that will be used in connection with its performance under this Agreement and the transactions contemplated thereby, and to pay for all expenses incidental to its performance under this Agreement and the transactions contemplated thereby.

            Section 3.6. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, Buyer makes no express or implied representation or warranty.


                                 ARTICLE IV

                                 COVENANTS

            Section 4.1.  Consents.

            (a) Each of Seller and Buyer shall cooperate, and use its best efforts, to give all notices and make all filings necessary to consummate the transactions contemplated hereby and to obtain any required approvals of third parties. In furtherance of the foregoing, Buyer agrees to provide to third parties such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder. Notwithstanding the foregoing, nothing herein shall obligate or be construed to obligate either of Seller or Buyer to make any payment to any third party in order to obtain the consent or approval of such third party or to transfer any contract, license or permit in violation of its terms.

            (b) Seller will use reasonable efforts to obtain in writing prior to the Closing the consents, authorizations, orders or approvals required of third parties (including Governmental Authorities) in connection with the rights, contracts or Licenses which, to the extent assignable, are to be assigned pursuant to this Agreement and which are not assignable without such consent; provided, however, that the failure or inability of Seller to obtain any such consents or approvals shall not affect the obligation of Buyer to consummate the transactions contemplated by this Agreement, nor shall there be any adjustment in the Purchase Price. If such consent is not obtained, Seller shall use its commercially reasonable efforts, and Seller and Buyer shall cooperate in any reasonable arrangements designed to provide Buyer with the economic and other benefits thereunder, including assigning to Buyer the right to receive such economic or other benefits and enforcing for the benefit of Buyer any and all rights of Seller against such third party arising out of the cancellation by such third party or otherwise. Notwithstanding the foregoing, the obligations of Seller under this Section 4.1 shall not include any obligation to make any material payment or to incur any material out-of-pocket economic burden.

            Section 4.2.  Buyer's Access to Information and Records.

            (a) Buyer shall have the right to make, or cause to be made, prior to the Closing Date, during regular business hours and upon reasonable advance notice to, and subject to reasonable rules and regulations of, Seller, such investigation of the business and properties of the Railcar Subsidiaries and of their financial condition as Buyer reasonably deems necessary to familiarize itself with such matters. Such investigation shall include telephone calls and/or meetings with the Railcar Subsidiaries' customers, subcontractors, lessors and suppliers for, among other things, the purpose of verifying that the business relationships currently maintained by the Railcar Subsidiaries with such entities are on a sound commercial basis. Seller shall, and shall cause the Railcar Subsidiaries to, assist Buyer in speaking with or meeting with the Railcar Subsidiaries' customers and suppliers, and, at Buyer's request, will participate in such meetings or calls. Buyer will have access to the Railcar Subsidiaries' non-executive employees, with the understanding that, at the election of Seller, a representative of Seller will be present at all on-site meeting with the Railcar Subsidiaries' non-executive employees. Such investigation shall be conducted by Buyer so as not to interfere with the Railcar Subsidiaries' normal operation of the Railcar Business and shall be so undertaken in accordance with such other procedures as may be established by Seller. In addition, Seller shall permit Buyer and its authorized representatives, including legal counsel and independent accountants, upon reasonable notice, to have full access during regular business hours to the properties, inventories, facilities, records, contracts and documents of the Railcar Subsidiaries, including, but not limited to, notes and related loan documentation, mortgages, and other security instruments, stock certificates, and all employment, stock option, bonus, severance or similar agreements, whether existing or proposed, with the Railcar Subsidiaries' employees. Seller and the Railcar Subsidiaries and its officers will make available to Buyer complete and current copies of such of the documents and records referred to above as Buyer may from time to time reasonably request and such financial and operating data and other information on the properties of the Railcar Subsidiaries as Buyer shall from time to time reasonably request.

            (b) The access granted under Section 4.2(a) shall also extend to any financing institution providing debt or equity financing to Buyer in connection with the transactions contemplated herein, provided that such financing institution shall have executed a confidentiality agreement containing, in substance, the terms set forth in Section 4.2(c) below.

            (c) In the event of the termination of this Agreement, Buyer shall deliver to Seller all documents, work papers and other materials obtained from Seller, the Railcar Subsidiaries or their respective agents, employees and representatives which remain in Buyer's possession or the possession of third parties to whom they were delivered by or on behalf of Buyer relating to the Railcar Business or the transactions contemplated hereby, whether so obtained before or after the execution hereof. Buyer shall not use any information so obtained and shall not disclose any such information to any third party, except that such restrictions shall not apply to any information which is in or comes into the public domain other than by the act or omission of Buyer, its agents, employees, or representatives, or which is required to be disclosed by court order, subpoena or other similar judicial or administrative process.

            Section 4.3. Seller's Access to Books and Records. The Buyer shall retain any books and records delivered to it by Seller for a period of not less than 5 years after the Closing (or such longer period as Seller may reasonably request) and throughout such period shall make the same available upon reasonable request (which includes a reasonable purpose) at all reasonable hours to Seller and its employees, agents and representatives for inspection and copying at Seller's expense.

            Section 4.4. Public Announcements. Except as may be required by law (including any requirements of the NASDAQ) , no announcement of this Agreement or the transactions contemplated hereby (including, without limitation, the Purchase Price) shall be made publicly unless agreed upon by Seller and Buyer, which such agreement shall not be unreasonably withheld. The text of any announcement shall be prepared by Seller and Buyer shall have the right to review and comment prior to its release.

            Section 4.5. Replacement of Bank Letters of Credit. As soon as commercially practicable after the Closing, but in no event later than 10 days after the date thereof, in the event that Buyer elects to maintain the FCS IRB Debt in place, Buyer shall replace any letters of credit with respect to the Railcar Subsidiaries provided by Seller's senior bank in the amount outstanding as of the Closing Date.

            Section 4.6. Replacement of Workers' Compensation Letters of Credit. As soon as commercially practicable after the Closing, but in no event later than 10 days after the date thereof, Buyer shall replace the workers' compensation letters of credit now provided by Seller's senior bank and the surety bonds now provided by surety companies on behalf of Seller, which such letters of credit and surety bonds (and the respective amounts thereof) are set forth on Schedule 4.6.

            Section 4.7.  Certain Tax Matters.

            (a) Allocation of Taxes. (i) Except as provided in Section 4.7(g), Seller shall be responsible for, and shall indemnify and hold Buyer and the Railcar Subsidiaries harmless against any liability for Taxes imposed on any of the Railcar Subsidiaries for any taxable period ending on or before the Closing Date, and for the portion of any Straddle Period (as defined below) ending on the Closing Date (a "Pre-Closing Tax Period"), any taxes resulting from any valid, timely and effective election described in
Section 338(h)(10) of the Code (the "Elections") and any comparable elections under the provisions of state and local tax law (subject to any reimbursement set forth in Section 4.8), any Taxes imposed on any member of any affiliated group with which any of the Railcar Subsidiaries files or has filed a Tax Return on a consolidated or combined basis for any taxable period of such affiliated group that includes the Closing Date; and any Taxes imposed on Buyer or any Railcar Subsidiary as a result of any material breach of warranty or misrepresentation under Section 2.11 (the "Pre-Closing Taxes"); provided, however, that the amount of any such indemnification provided hereunder shall be net of any accruals and related reserves reflected on the Final Schedule. Except as provided in Section 4.7(g), Buyer shall be responsible for, and shall hold Seller harmless against, any Taxes imposed on the Railcar Subsidiaries for all taxable periods ending after the Closing Date (except with respect to a Straddle Period, in which case Buyer's indemnity will cover only that portion of any Taxes that do not relate to a Pre-Closing Tax Period), and any liability for Taxes attributable to a breach by Buyer of its obligations solely under this Section 4.7 (the "Post-Closing Taxes").

            (ii) In the case of any taxable period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of the Railcar Subsidiaries for the Straddle Period shall be computed as if the Railcar Subsidiaries had not been included in a consolidated, combined or unitary Tax Return with Seller or any other corporation, but rather, as if the Railcar Subsidiaries had filed a consolidated, combined or unitary Tax Return as a separate affiliated group to the extent that filing in such manner would have been allowed by the applicable taxing authority if Seller had not owned any of the stock of the relevant Railcar Subsidiary or, to the extent that filing in such manner would not have been allowed by the applicable taxing authority, on an entity-by-entity basis, and otherwise consistent with past practice and shall be allocated to the Pre-Closing Tax Period using an interim-closing-of-the-books method assuming that such taxable period ended at the close of the Closing Date, except that (A) exemptions, allowances or deductions that are allowed on an annual basis shall be apportioned on a per-diem basis and (B) real property, personal property, intangibles and other similar taxes shall be allocated in accordance with the principles of Section 164(d) of the Code.

            (iii) Notwithstanding anything in this Agreement to the contrary, Seller shall have no liability under this Agreement in respect of Taxes of the Railcar Subsidiaries which are attributable to any action of Buyer or any of its affiliates (including, without limitation, the Railcar Subsidiaries) that occurs after the Closing on the Closing Date (other than actions contemplated by this Agreement including the making of the Elections and comparable elections under the provisions of state and local tax law).

            (iv) To the extent that an indemnification obligation of one party pursuant to Section 4.7(a) may overlap with another indemnification obligation of such party pursuant to this Section 4.7(a), the party entitled to such indemnification shall be limited to only one of such indemnification payments.

            (v) Whenever in accordance with this Section 4.7 Buyer shall be required to pay Seller an amount in respect of Post-Closing Taxes or Seller shall be required to pay Buyer an amount in respect of Pre-Closing Taxes, such payments shall be made the later of 10 days after requested or 10 days before the requesting party is required to pay the related Tax liability.

            (b) Procedures Relating to Tax Indemnification. If a claim for Taxes, including, without limitation, notice of a pending audit, shall be made by any taxing authority in writing (a "Tax Claim"), which, if successful, might result in an indemnity payment pursuant to Section 4.7(a) hereof, the party seeking indemnification (the "Tax Indemnified Party") shall notify the other party (the "Tax Indemnifying Party") in writing of the Tax Claim within fifteen business days of receipt of such Tax Claim. If notice of a Tax Claim (a "Tax Notice") is not given to the Tax Indemnifying Party within such period or in detail sufficient to apprize the Tax Indemnifying Party of the nature of the Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party to the extent that the Tax Indemnifying Party's position would be prejudiced as a result thereof.

            With respect to any Tax Claim which might result in an indemnity payment to a Buyer Indemnified Party pursuant to Section 4.7(a) hereof (other than a Tax Claim for a Straddle Period or a Conveyance Tax which is allocated between Seller and Buyer pursuant to Section 4.7(g) hereof or any other proceeding involving Taxes for which Buyer has an indemnification obligation pursuant to Section 4.7(a)), Seller shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion and at its sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax Authority with respect thereto, and may, in its sole discretion, either pay the Tax Claim and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner. In no case shall any of the Buyer Tax Indemnified Parties settle or otherwise compromise any Tax Claim referred to in the preceding sentence without Seller's prior written consent. Seller shall keep Buyer informed in respect of all material aspects of such Tax Claims and Buyer may also participate in such proceedings at its own expense. If Seller determines that it will not contest such a Tax Claim, Seller shall so notify Buyer in timely fashion and expressly affirm its obligation to indemnify Buyer in respect of such Tax Claim. Failing such notification, Buyer shall be entitled, but shall not be required, to take actions that it reasonably deems appropriate to protect its interests. Buyer, the Railcar Subsidiaries, their affiliates and any successors thereto shall reasonably cooperate with Seller in contesting such Tax Claim, which cooperation shall include, without limitation, the retention for the period described in
Section 4.7(c)(iii) and (upon Seller's request) providing reasonable access to Seller and its representatives of records and information for Pre-Closing Tax Periods and Straddle Periods which are relevant to such Tax Claim and making employees available at reasonable times and without undue interference with the employer's business operations to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. With respect to Tax Claims in states or localities in which the Elections were not given effect (or any comparable elections under the provisions of state and local tax law were not made), in the event that issues relating to a liability for Taxes for a Pre-Closing Tax Period are required to be dealt with in the same proceeding as separate issues relating to a liability for Taxes for a Post-Closing Tax Period, Buyer shall have the right, at its expense, to control the proceeding with respect to such Post-Closing Tax Period items. Seller and Buyer shall jointly control the resolution of any Tax Claim relating to a Straddle Period or to any Conveyance Tax the liability of which is allocated between Seller and Buyer pursuant to Section 4.7(g) hereof, and, to the extent that the parties cannot agree on the resolution of any such Tax Claim, such disagreement shall be resolved pursuant to the Tax Dispute Resolution Mechanism.

            With respect to Tax Claims relating to Pre-Closing Taxes in states or localities in which the Elections were not given effect (or any comparable elections under the provisions of state and local tax law were not made), neither the Buyer, the Railcar Subsidiaries nor the Seller shall enter into any compromise or agree to settle any Tax Claim pursuant to any proceeding which would materially increase the other party's liability for Taxes for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Buyer, the Railcar Subsidiaries and the Seller agree to cooperate in the defense against or compromise of any claim in any such Tax Claim proceeding.

            (c) Tax Returns. (i) Seller shall prepare or cause to be prepared and timely file or cause to be filed all required Tax Returns relating to the Railcar Subsidiaries for any taxable period which ends on or before the Closing Date. Buyer shall prepare or cause to be prepared and timely file or cause to be filed all required Tax Returns relating to the Railcar Subsidiaries for taxable periods ending after the Closing Date and all required Tax Returns for subsequent taxable periods. All such returns shall be prepared and all elections with respect to such returns shall be made, to the extent permitted by law, in a manner consistent with prior practice. Before filing any Tax Return with respect to any Straddle Period, Buyer shall provide Seller with a copy of such Tax Return at least twenty days prior to the last date for timely filing such Tax Return (giving effect to any valid extensions thereof) accompanied by a statement calculating in reasonable detail Seller's indemnification obligation pursuant to Section 4.7(a) hereof. Notwithstanding anything in this Agreement to the contrary, Seller shall have no indemnification obligation pursuant to Section 4.7(a) hereof with respect to any Taxes covered by such Tax Return until Seller has received such Tax Return and such statement. If for any reason Seller does not agree with Buyer's calculation of its indemnification obligation, Seller shall notify Buyer of its disagreement within ten days of receiving a copy of the Tax Return and Buyer's calculation, and such dispute shall be resolved pursuant to the Tax Dispute Resolution Mechanism. If Seller agrees with Buyer's calculation of its indemnification obligation, Seller shall pay to Buyer the amount of Seller's indemnification at the time specified in Section 4.7(a)(v).

                  (ii) The Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Railcar Subsidiaries for any taxable period ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, accrued or reserved for such Taxes on the Final Schedule, and the Buyer shall so pay or cause to be paid Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from the Seller by the date set forth in Section 4.7(a)(v) for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Section 4.7(a).

                  (iii) Seller, the Railcar Subsidiaries and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller Indemnified Parties will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Railcar Subsidiaries to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer and Seller agree that from and after the Closing Date, Seller, Buyer and the Railcar Subsidiaries (including their affiliates and successors) shall (A) retain and maintain all such records including (but not limited to) all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Railcar Subsidiaries for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Tax Returns, and (B) allow Seller and Buyer and their agents and representatives (and agents or representatives of any of their affiliates), upon reasonable notice and at mutually convenient times to inspect, review and make copies of such records (at the expense of the party requesting the records) as Seller and Buyer may deem reasonably necessary or appropriate from time to time. Any information obtained under this Section 4.7 (c)(iii) shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                  (iv) Any refunds or credits of Taxes of the Railcar Subsidiaries plus any interest received with respect thereto from the applicable Tax Authority for any taxable period ending on or before the Closing Date (including, without limitation, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date but excluding any refund or credit included on the Final Schedule, which shall be the property of the Buyer, and if paid to the Seller, shall be promptly paid over to the Buyer) shall be for the account of Seller and shall be paid by Buyer to Seller within 10 business days after Buyer receives such refund or after the relevant Tax Return is filed in which the credit is applied against any of the Buyer Indemnified Party's liability for Taxes. Any refunds or credits of Taxes of the Railcar Subsidiaries plus any interest received with respect thereto from the applicable taxing authority for any taxable period beginning after the Closing Date shall be for the account of Buyer. Any refunds or credits of Taxes of the Railcar Subsidiaries for any Straddle Period shall be apportioned between Seller and Buyer in the same manner as the liability for such Taxes is apportioned pursuant to Section 4.7(a).

            At Seller's request, Buyer shall cause the Railcar Subsidiaries and any of their successors to file for and obtain any refunds or credits to which Seller is entitled under this Section 4.7. In connection therewith, (A) Buyer shall permit Seller to control the prosecution of any such refund claim that relates to refunds or credits to which Seller is entitled under this Section 4.7 and, where deemed appropriate by Seller, shall cause the Railcar Subsidiaries and any of their successors to authorize by appropriate powers of attorney such persons as Seller shall designate to represent the Railcar Subsidiaries or any of their successors with respect to such refund claim and (B) Buyer shall cause the Railcar Subsidiaries or any of their successors to forward to Seller any such refund within 10 days after the refund is received (or reimburse Seller for any such credit within 10 Business Days after the relevant Tax Return is filed in which the credit is applied against any of the Railcar Subsidiaries' or any of their successors' liability for Taxes.

            (d) Section 338(h)(10) Elections. With respect to the sale and acquisition of each of the Railcar Subsidiaries pursuant to this Agreement,
(i) at least 10 days prior to the Closing Date, Seller and Buyer shall agree based on information then available on the form and content of the IRS Forms 8023 (the "Forms 8023") on which the Elections shall be made;
(ii) at or prior to the Closing, Buyer shall deliver to Seller properly executed Forms 8023 containing information then available, which Seller shall file with the Internal Revenue Service not later than five days following the Closing Date; (iii) Seller and Buyer shall jointly and timely make any elections under state or local tax law comparable to the Elections with respect to the Railcar Subsidiaries; (iv) Seller and Buyer shall, as promptly as practicable following the Closing Date, cooperate with each other to take all other actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) otherwise to effect, perfect and preserve timely Elections in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-l (or any comparable provisions of state or local tax law) or any successor provisions; and (v) Seller and Buyer shall report the sale and acquisition, respectively, of the stock of the Railcar Subsidiaries pursuant to this Agreement consistent with the Elections (and any comparable elections under state or local tax laws) and shall take no position to the contrary thereto in any Tax Return, or in any proceeding before any Tax Authority or otherwise.

            To the extent permissible by or required by law, Seller and Buyer shall cooperate in the preparation and timely filing of (i) any corrections, amendments or supplements to the Forms 8023 and (ii) any state or local forms or reports that are necessary or appropriate for purposes of complying with the requirements for making any state or local election that is comparable to the Elections. To the extent necessary for the valid filing of any such corrections, amendments, supplements, forms or reports, Seller and Buyer shall cooperate in the timely execution thereof. Any dispute between the parties with respect to any documents to be filed under this Section 4.7(d) shall be resolved pursuant to the Tax Dispute Resolution Mechanism.

             Neither Seller nor Buyer shall, or shall permit any of their affiliates (including, without limitation, the Railcar Subsidiaries) to, take any action to modify any of the forms or reports (including any corrections, amendments or supplements thereto) that are required for the making of the Elections or any comparable elections under state or local tax law after their execution or to modify or revoke any of the Elections following the filing of the Forms 8023 by Seller without the written consent of Seller and Buyer, as the case may be.

            In connection with the Elections, on or prior to the last day of the seventh month beginning after the month that includes the Closing Date, (i) Seller shall provide to Buyer a proposed determination of the "Modified Aggregate Deemed Sales Price" and the "Adjusted Grossed Up Basis" (each, as defined under applicable Treasury Regulations) with respect to each of the Railcar Subsidiaries, (ii) Buyer shall provide to Seller a proposed allocation of each such Modified Aggregate Deemed Sales Price and Adjusted Grossed Up Basis among the assets of the Railcar Subsidiaries, which allocations shall be made in accordance with Section 338(b) of the Code and any applicable Treasury Regulations. Within 10 days following such provision, Buyer and Seller, respectively, shall have the right to object to any such proposed determination or proposed allocation. If a party so objects to any such determination or allocation, the parties shall resolve their dispute pursuant to the Tax Dispute Resolution Mechanism described in
Section 4.7(e) hereof; provided, however, that, notwithstanding anything to the contrary in this Agreement, the parties hereto agree that for all Tax purposes the "Modified Aggregate Deemed Sales Price" and "Adjusted Grossed Up Basis" shall not include all or any portion of the Contingent Additional Consideration until the occurrence of a Triggering Event. Seller and Buyer
(i) shall be bound by the determinations and the allocations determined pursuant to this paragraph consistently therewith for purposes of determining any Taxes; (ii) shall prepare and file all Tax Returns to be filed with any Tax Authority in a manner consistent with such allocations; and (iii) shall take no position inconsistent with such allocations in any Tax Return, any proceeding before any Tax Authority or otherwise. In the event that any such allocation is disputed by any Tax Authority, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute.

            (e) Tax Dispute Resolution Mechanism. Wherever in this Section
4.7 it is provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," the parties shall cooperate in good faith to resolve such dispute between them; but if the parties are unable to resolve such dispute such dispute shall be resolved as follows: The parties shall submit the dispute to a jointly selected "Big Five" accounting firm (the "Settlement Accountants") for resolution, which resolution shall be final, conclusive and binding on the parties. If Buyer and Seller cannot jointly agree on the Settlement Accountants, Buyer and Seller shall each submit to their respective accountants the name of an accounting firm that does not at the time and that has not in the prior two years provided services to Seller or Buyer or any of their respective affiliates, and the Settlement Accountants shall be selected by lot from these two firms by the respective accountants of the two parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Settlement Accountants in resolving a dispute relating to a proposed determination of the Modified Aggregate Deemed Sales Price and Adjusted Grossed Up Basis under Sections 4.7(d) and 4.7(g) shall be borne equally by Seller and Buyer, and the fees and expenses relating to any other dispute as to the amount of Taxes owed by either of the parties shall be paid by Buyer and Seller in proportion to each party's respective liability for the portion of the Taxes in dispute, as determined by the Settlement Accountants.

            (f) Survival of Tax Provisions. Any claim to be made pursuant to Section 4.7 hereof must be made before the expiration (giving effect to any valid extensions, waivers and tolling periods) of the applicable statutes of limitations relating to the Taxes at issue.

            (g) Conveyance Taxes. Notwithstanding any other provision of this Agreement to the contrary, all transfer, documentary, sales, use, stamp, registration and other such Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, "Conveyance Taxes") shall be paid by Seller. Seller shall, at its own expense, file all necessary Tax Returns with respect to all such Conveyance Taxes, and, to the extent required by applicable law, Buyer shall, and shall cause its affiliates to, join in the execution of any such Tax Returns. Prior to the filing of such Tax Returns, Seller and Buyer shall agree upon the portion of the Modified Aggregate Deemed Sales Price to be allocated to the assets that are the subject of such Tax Returns, which allocation shall be binding for purposes of Section 4.7(d) hereof. If the parties are unable to agree on such allocation, the dispute shall be resolved pursuant to the Tax Dispute Resolution Mechanism. Seller shall use reasonable efforts to provide Buyer with copies of such Tax Returns at least twenty days prior to the last date for timely filing of such Tax Returns (giving effect to any valid extensions thereof) but in no event shall such Tax Returns be provided to Buyer less than five Business Days prior to such date. Buyer shall, within ten days of a written request therefor (which shall include evidence that such Conveyance Taxes were paid) reimburse Seller for all such Conveyance Taxes and Seller's out-of-pocket expenses. Seller shall return any amount reimbursed by Buyer to the extent that Seller receives any refunds of any such Conveyance Taxes.

            (h) Exclusivity. Section 4.7 hereof shall govern the retention of records of the Railcar Subsidiaries and the procedures for all indemnification claims, in each case with respect to Taxes.

            (i) Tax Sharing Agreements. Any and all existing agreements relating to the allocation or sharing of Taxes (the "Tax Sharing Agreements") between any of the Railcar Subsidiaries and any member of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Seller is a member (the "Seller Affiliated Group") shall be terminated as of the Closing Date. After the Closing Date, none of the Railcar Subsidiaries or any member of Seller Affiliated Group shall have any further rights or obligations under any such Tax Sharing Agreement.

            (j) Characterization of Indemnification Payments. Any payments made pursuant to Section 4.7 or Section 4.8 hereof shall be treated for all Tax purposes as adjustments to the Purchase Price and allocated to the relevant Railcar Subsidiary or Subsidiaries.

            Section 4.8. Incremental Tax Resulting from the Elections. Buyer shall reimburse Seller as provided in this Section 4.8 for any incremental Taxes payable by Seller resulting from making the Elections (and any comparable elections under the provisions of state and local tax law) (the "Incremental Taxes") with respect to the taxable year that includes (i) the Closing Date and (ii) if applicable, Seller's receipt of the Contingent Additional Consideration, in each case, "grossed up" to reflect the taxability to Seller of the receipt of any payments pursuant to this Section 4.8. Seller shall provide to Buyer a statement (accompanied by appropriate supporting documentation) calculating in reasonable detail Buyer's reimbursement obligation pursuant to this Section 4.8. Buyer shall have no reimbursement obligation pursuant to this Section 4.8 until Buyer has received such statement and such supporting documentation. If for any reason Buyer does not agree with Seller's calculation of Buyer's reimbursement obligation pursuant to this Section 4.8, Buyer shall notify Seller of its disagreement within ten days of receiving a copy of such statement and such supporting documentation, and such dispute shall be resolved pursuant to the Tax Dispute Resolution Mechanism. If Buyer agrees with Seller's calculation of Buyer's reimbursement obligation, Buyer shall pay to Seller the amount of Buyer's reimbursement obligation at the time specified in Section 4.7(a)(v). Seller shall return to Buyer any amount reimbursed by Buyer pursuant to this Section 4.8 to the extent that Seller receives any refunds of any such Incremental Taxes.

            Section 4.9.  Non-Competition.

            (a) Seller hereby covenants and agrees that for a period of 5 years from the Closing Date, Seller shall not engage directly or indirectly anywhere in North America in the business of manufacturing, rebuilding, selling or leasing railroad freight cars and freight car kits and parts ("Competing Activities"); provided, however, that Seller may (a) invest (without otherwise participating in such business) in the stock, bonds or other securities of any business organization that is engaged in Competing Activities if (i) such stock, bonds or other securities are listed on a national or regional securities exchange or registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such investment in any class of such securities does not exceed 5% of the issued and outstanding shares of such class or 5% of the aggregate principal amount of such class outstanding, as the case may be, and (b) merge with any Person which has an interest in an entity conducting Competing Activities; provided, further, that if Seller is the surviving corporation in any such merger, Seller shall divest the portion of the merging entity conducting Competing Activities within one year of such merger. If any court finds that the restrictions set forth in this Section 4.9 are unreasonable, this Section 4.9 shall be interpreted to include the restrictions contained herein to the extent such restrictions are permissible under law, giving effect to this Agreement and the intent of the parties that the restrictions contained herein shall be effective to the fullest extent permissible.

            (b) Seller acknowledges that the restrictions contained in
Section 4.9(a), in view of the nature of the business activities conducted by the Railcar Subsidiaries, and in view of the transactions described herein (including the payment of the Purchase Price) are reasonable and necessary in order to protect the legitimate interests of Buyer, and that any violation thereof could result in irreparable injuries to Buyer and the Railcar Subsidiaries. Seller therefore acknowledges that in the event of a breach or threatened breach by it of the provisions of Section 4.9(a), Buyer shall be entitled to obtain from any court of competent jurisdiction appropriate injunctive relief restraining Seller from any violation of the restrictive covenant contained in Section 4.9(a).

            Section 4.10. Discovery of Facts. If, prior to the Closing, Camillo M. Santomero, III, John Carroll, James Cirar, John Plunkard, Robert Frisch or Edward Thomas acquires actual knowledge of any information, fact or circumstance which would be required to be disclosed by Seller to avoid breach of its warranties or representations contained in this Agreement, then such person shall disclose such fact or circumstance to Seller.

            Section 4.11.  Conduct of the Business; Negative Covenants.

            (a) Between the date of execution of this Agreement and the Closing Date (the "Interim Period"), neither Seller nor any Railcar Subsidiary will, except as otherwise provided herein, do or permit to be done any of the following with respect to the Railcar Business, without the prior written consent of Buyer:

                  (i) conduct the Railcar Business otherwise than in the regular and ordinary course in accordance with the same business practices previously followed by the Railcar Subsidiaries;

                  (ii) increase the amount of compensation currently being paid to any employee or agent, or enter into or provide for any new bonus arrangements with any employee or agent (except for usual and customary salary increases effected in accordance with past practice);

                  (iii) make or commit to make any expenditure for fixed assets exceeding $200,000, unless such expenditure is reflected in the 1999 Budget contained in the Business Plan that has been delivered to Buyer;

                  (iv) make any contract, commitment, or liability extending beyond thirty (30) days or enter into any other transaction, in either case other than in the ordinary course of business;

                  (v) transfer any of the Railcar Subsidiaries' assets except the sale of inventory in the ordinary course of business;

                  (vi) violate the terms of any material lease or contract of any Railcar Subsidiary;

                  (vii) incur any indebtedness for borrowed money, and assume, guaranty, endorse or otherwise become responsible for obligations to any other person or make loans or advances to any other person, other than consistent with past practice;

                  (viii) issue any shares of the capital stock of any Railcar Subsidiary, or any other securities or any securities convertible into shares of their capital stock or any other securities of any Railcar Subsidiary;

                  (ix) pay, or incur any obligation to pay, any dividend on any Railcar Subsidiary's capital stock or make or incur any obligation to make any distribution or redemption with respect to any Railcar
Subsidiary's capital stock, except for dividends or distributions in the ordinary course of business;

                  (x) make any change to the articles of incorporation or by-laws of any of the Railcar Subsidiaries;

                  (xi) mortgage, pledge or otherwise encumber any of the Railcar Subsidiaries' assets;

                  (xii) release or assign any indebtedness owed to the Railcar Subsidiaries or any material claims held by the Railcar
Subsidiaries, except in the ordinary course of business;

                  (xiii) make any investments by purchase of capital stock or long-term debt securities or contributions to capital, or by the purchase of substantially all of the assets of any other person or entity;

                  (xiv) terminate any contract prior to the expiration thereof, or enter into any amendment of any contract other than in the ordinary course of business;

                  (xv) amend any benefit plan to increase the fringe benefits of any employee of any Railcar Subsidiary;

                  (xvi) enter into any employment agreement, or become liable for any bonus, pension, profit-sharing or incentive payment to any of its officers, directors or employees, except pursuant to presently existing plans, arrangements or agreements disclosed herein or any schedule hereto, and except in the ordinary course of business; or

                  (xvii) act with the intention of causing any representation or warranty of Seller in this Agreement to be or become untrue in any material respect.

            (b) Notwithstanding anything in this Agreement to the contrary, no provision herein shall restrict Seller from amending its Senior Bank Facility or entering into a new senior credit facility throughout the Interim Period, as long as any such senior credit facility, as of the Closing Date, and after giving effect to the transactions contemplated herein, shall not constitute a lien upon any assets of the Railcar Subsidiaries, or create any indebtedness affecting the Railcar Subsidiaries.

            Section 4.12. Conduct of Business; Affirmative Covenants. During the Interim Period, Seller will:

            (a) use its best efforts to preserve the Railcar Subsidiaries' assets and business organization intact, and except as may otherwise be requested by Buyer, keep available to Buyer the services of the Railcar Subsidiaries' present employees;

            (b) pay or provide for all social security, withholding, sales and unemployment insurance taxes owed by the Railcar Subsidiaries to all applicable local, state and federal governments;

            (c) pay wages and all other amounts, if any, to become due during the Interim Period on account of health and welfare insurance, accrued vacation and holiday pay and other fringe benefits consistent with past practice, which such practice includes the periodic accrual of such liabilities;

            (d) maintain the present insurance coverage of the Railcar Subsidiaries' business in effect consistent with past practice, which such practice includes the periodic accrual of such liabilities;

            (e) duly withhold and collect all taxes and other assessments and liens which the Railcar Subsidiaries are required by law to withhold or to collect for periods ending prior to the Closing Date and either pay over such amounts to the proper Governmental Authorities or hold such amounts in segregated accounts pending payment;

            (f) in cooperation with Buyer as required, commence all commercially reasonable action required hereunder (i) to obtain all applicable permits, licenses, certificates and other Governmental Authorizations or approvals necessary for Buyer to carry on the operations as presently conducted, and (ii) to obtain all applicable consents, approvals and agreements of, and to give all notices and make all filing with, any third parties (including, but not limited to, the Railcar Subsidiaries' vendors and suppliers) as may be necessary to consummate the transactions contemplated hereby, by a date early enough to allow the transactions to be consummated by the Closing Date; provided, however, that neither Buyer nor Seller shall be required to agree to any unfavorable modification of any existing contract or agreement or to pay material amounts in order to obtain such consent; and

            (g) maintain the Railcar Subsidiaries' books and records consistent with prior practice.

            Section 4.13. Consummation of Financing. Buyer shall use its best efforts to consummate the financing substantially on the terms set forth in Schedule 4.13.

            Section 4.14. Assertion of Indemnification Claims. Buyer shall assert any claim for indemnification against any third party which may be liable in respect of such claim, including, without limitation, any party whose liability may arise under the Bethlehem Steel Agreement prior to asserting any such claim for indemnification against Seller.


                                 ARTICLE V

                       EMPLOYMENT AND BENEFIT MATTERS

            Section 5.1. No Shutdown or Severance of Employment. The parties intend that the sale shall be of Railcar Subsidiaries as an ongoing business and therefore shall not constitute a permanent shutdown of Railcar Subsidiaries' operations for purposes of entitling any of Railcar Subsidiaries' employees or former employees to payment of pension or severance pay benefits or any other shutdown-related benefits arising on account of a shutdown under the Collective Bargaining Agreements, Pension Plans or Welfare Plans. It is understood that, as between the parties hereto, Buyer shall be responsible for and shall retain all liabilities and obligations, if any (the recitation herein of such possibility not being intended as an acknowledgment that any such liabilities or obligations do, in fact, exist or will arise), for (i) all benefits (including, without limitation, salary and benefit continuation or severance benefits) that may be payable under the Collective Bargaining Agreements, Pension Plans (with the exception of the Assumed Plans (as defined in Section 5.4(a))), or Welfare Plans to any present or former Railcar Subsidiaries' employee as a result of such employee's termination of employment arising on or prior to the Closing Date, and (ii) all notices, payments, fines or assessments due to any such employee pursuant to any applicable federal, state or local law or common law, statute, rule or regulation with respect to any such termination (or constructive termination) of employment with Railcar Subsidiaries on or prior to the Closing Date. The parties further intend that the sale shall not entitle present or former Railcar Subsidiaries employees who continue to be employed by the respective Railcar Subsidiary to receive a benefit from the Pension Plans or otherwise from Seller while employed by the respective Railcar Subsidiary, unless specifically permitted under the terms of the Assumed Plans.

            Section 5.2. Employment of Railcar Subsidiaries' Employees:
Collective Bargaining Agreements: Assumption of Employment, Employment-Related and Benefits Obligations. Buyer acknowledges that all employees, represented and non-represented, of Railcar Subsidiaries will remain employees of the respective Railcar Subsidiary, and no employment rights of any kind will be extinguished. As between the parties hereto, Buyer agrees to assume all current collective bargaining agreements along with all other employment obligations, written or oral, of Railcar Subsidiaries which exist prior to, on or after Closing. Further, Buyer acknowledges that upon Closing, it shall assume and be responsible for all employment, employment related and benefit obligations (except as otherwise provided in this Article V) owing to employees, former employees, or retirees of any Railcar Subsidiary as a result of employment at any time with such entity, regardless of whether such obligations arose before, on or after the Closing. Buyer shall indemnify, defend and hold Seller and any related entity harmless from any and all assertions, claims, suits, demands, or lawsuits by any individual relating to his or her benefits, employment, or former employment with a Railcar Subsidiary.

            Section 5.3. Buyer's Benefit Plans. Buyer shall establish defined benefit pension plans for the Railcar Subsidiaries' employees who participated in such plans sponsored by Railcar Subsidiaries immediately prior to the Closing Date. The defined benefit and defined contribution plans established and maintained by Buyer for the Railcar Subsidiaries' employees, as well as Buyer's other benefit plans or policies which use length of service as criteria, shall provide credit to employees for service with Railcar Subsidiaries prior to the Closing Date, and to the extent Railcar Subsidiaries are required to do so, Bethlehem Steel Corporation, for all purposes; provided, however, that benefits payable under any defined benefit pension plan so established or maintained by Buyer shall be offset or reduced by any pension benefits received, or which a person upon application would be eligible to receive, under the terms of Bethlehem's and Railcar Subsidiaries' defined benefit plans.

            Section 5.4.  Assumption of Certain Benefit Plans.

            (a) Defined Benefit Plans. Seller agrees that effective immediately prior to the Closing Date, it shall assume sponsorship of the Johnstown America Corporation Bargaining Unit Pension Plan, the Johnstown America Corporation USWA Office & Technical Salaried Pension Plan and the Johnstown America Corporation Salaried Pension Plan (hereinafter the "Assumed Plans"), and all assets and liabilities attributable to the Assumed Plans as of the Closing Date. Buyer agrees to cooperate fully in assigning plan sponsorship and such assets and liabilities to Seller as plan sponsor. Seller shall take the necessary actions to provide that service with the Buyer will be recognized under the Assumed Plans for any person who is a participant in the Assumed Plans and employed by Buyer on the Closing Date, only for purposes of vesting and for purposes of eligibility for certain immediate voluntary pensions (i.e., normal retirement 65/5, 62/15 retirement, 30 year retirement, or 60/15 retirement), deferred vested pension, and surviving spouse benefit. Service and earnings with Buyer will not be recognized under the Assumed Plans for benefit accrual purposes. Further, service and earnings with Buyer will not be recognized under the Assumed Plans for purposes of eligibility or calculation of permanent incapacity requirements or plant shut-down benefits (i.e., Rule-of-65 retirement and 70/80 retirement), and the Assumed Plans will be frozen in all respects except as expressly provided in this Section 5.4. After the Closing Date, the Assumed Plans shall have no obligation of any kind to pay shut down benefits (Rule-of-65 retirement and 70/80 retirement), and no obligation of any kind to pay permanent incapacity benefits, unless the individual seeking permanent incapacity benefits suffered a permanent incapacity prior to the Closing Date. Calculation of benefits under the Assumed Plans will include an offset for all pension benefits received, or which a person upon application could receive, under Bethlehem Steel Corporation's defined benefit plans.

            (b) Salaried Defined Contribution Plan. Prior to the Closing Date, Seller shall assume sponsorship of the Savings Plan for salaried employees of Johnstown America Corporation (the "Johnstown Savings Plan"). Immediately after assuming sponsorship, Seller will spinoff from the Johnstown Savings Plan a new plan (the "New Johnstown Savings Plan") which will contain the account balances of all Railcar Subsidiaries employees who are participants in the Johnstown Savings Plan on the date of the spinoff. The New Johnstown Savings Plan will be identical to the Johnstown Savings Plan except that investments in JAII Stock will not be allowed, and contributions will not be made to the New Johnstown Savings Plan in JAII Stock. Accordingly, over an agreed-upon transition period following spinoff of the New Johnstown Savings Plan, participants' accounts which are currently invested in JAII Stock shall be liquidated and participants given the option to invest the proceeds of such accounts in other investment options available under the New Johnstown Savings Plan. Immediately prior to Closing, Buyer shall assume sponsorship of the New Johnstown Savings Plan. Seller and Buyer agree to cooperate fully in assumptions of plan sponsorship and spinoff, and in performing all acts necessary to accomplish such assumptions and spinoff in an equitable manner.

            Section 5.5. Supplemental Retirement Window Benefit. The Assumed Plans shall have no liability to pay the four hundred dollar ($400) special retirement window supplemental benefit payable to certain individuals eligible for such supplement who retire after the Closing Date. All obligations for such payment shall be borne by the Buyers' defined benefit plans.

            Section 5.6. Retiree Welfare Benefits. Buyer and the Railcar Subsidiaries retain all liability for retiree welfare benefits of Railcar Subsidiaries arising prior to and after the Closing Date.

            Section 5.7. Vacation Pay. Buyer and the Railcar Subsidiaries retain all liability for vacation pay with respect to employees of Railcar Subsidiaries.

            Section 5.8. Certain Executive Employment Agreements. Buyer agrees that, as between the parties hereto, it will assume the existing employment agreement between John Carroll and JAC and FCS, including all rights and obligations of Seller and/or JAC under and in connection with such employment agreement. Further, Buyer agrees that, as between the parties hereto, it will assume the existing employment agreements between Edward J. Whalen and Seller, including all rights and obligations of Seller under and in connection with such agreements. True and correct copies of the Carroll and Whalen employment agreements have been made available to Buyer.

            Section 5.9. Miscellaneous. After Closing, Buyer and Seller shall each, in a timely manner, provide the other on a continuing basis at no cost to the other such information regarding former Railcar Subsidiaries' employees who are employed by Buyer as the other shall reasonably request in order to permit administration of benefit plans applicable to such employees.

            Section 5.10. No Alteration in Bethlehem Agreement. The parties intend that the provisions of this Article V shall relate only to the rights and obligations of the Seller, the Railcar Subsidiaries and Buyer among themselves. Nothing contained herein shall, or shall be deemed to, alter, amend, modify, supplement, waive, release or discharge any rights, benefits or obligations which JAC may have, possess or be entitled to under the Bethlehem Steel Agreement or the Supplemental Agreement between JAC and Bethlehem Steel Corporation, dated December 7, 1995. In addition, Buyer shall not, without the express prior written consent of Seller, alter, amend, modify, supplement, waive, release or discharge any rights, benefits or obligations which JAC may have, possess or be entitled to under the Bethlehem Steel Agreement.


                                 ARTICLE VI

                  CONDITIONS TO OBLIGATIONS OF THE PARTIES

            Section 6.1. Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated herein is subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which prohibits or restricts the consummation of the transactions contemplated hereby;

            (b) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby; and

            (c) The applicable waiting period under the HSR Act shall have expired or been terminated and all Governmental Authorizations required in connection with the transactions contemplated by this Agreement shall have been obtained or given and shall be in full force and effect (except for any such authorization or approval the failure of which to obtain would not in the aggregate have a Material Adverse Effect).

            Section 6.2. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

            (a) The representations and warranties of Buyer contained in
Article III of this Agreement shall be true and correct in all material respects as of the Closing as if made at and as of such time, except for changes specifically permitted or contemplated hereby and except for representations which are as of a specific date, and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer in the form attached as Exhibit E. For purposes of this Section 6.2(a), all qualifications in such representations and warranties relating to materiality shall be disregarded;

            (b) Buyer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; and

            (c) Seller shall have received any required consents under its Senior Bank Facility within 30 days from the date hereof.

            Section 6.3. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

            (a) The representations and warranties of Seller contained in
Article II of this Agreement shall be true and correct as of the Closing as if made at and as of such time, except for changes specifically permitted or contemplated hereby, except for representations which are as of a specific date and except for such failures to be true and correct which, in each case or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect, and Buyer shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Seller in the form attached as Exhibit A. For purposes of this Section 6.3(a), all qualifications in such representations and warranties relating to materiality (including all Material Adverse Effect qualifications) shall be disregarded; and

            (b) Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof.


                                ARTICLE VII

                          TERMINATION OF AGREEMENT

            Section 7.1. Termination by Buyer or Seller. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

            (a) by mutual written consent of Seller and Buyer;

            (b) by Seller or Buyer by giving written notice of such termination to the other party if any condition of such party's obligations hereunder has not been satisfied or waived and the Closing shall not have occurred on or before June 30, 1999, or such other date, if any, as Seller and Buyer shall agree in writing; provided, however, that the terminating party is not in material breach of its obligations under this Agreement;

            (c) by Buyer if Seller has breached any representation or warranty to the extent reasonably likely to have a Material Adverse Effect, or materially breached any covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured prior to the Closing;

            (d) by Seller if Buyer has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured prior to the Closing;

            (e) by either Buyer, on the one hand, or Seller, on the other hand, if there shall be in effect any Law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction;

            (f) by Seller, within thirty days of the date hereof, if Seller shall not have received any required consents under its Senior Bank Facility; or

            (g) by Seller if Seller receives an Acquisition Proposal (as defined below) from any person or group within 45 days from the date of this Agreement that the Board of Directors of Seller (or any special committee thereof) determines in its good faith judgment is more favorable to Seller's shareholders than the transaction contemplated by this Agreement.

            As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer to acquire all or any substantial part of the Seller or the Railcar Business whether by merger, purchase of stock or assets, tender offer or otherwise.

            Section 7.2. Effect of Termination; Right to Proceed. Except as set forth in Sections 4.2(c) and 9.1, in the event this Agreement is terminated pursuant to this Article VII, all further obligations of Seller to Buyer, and of Buyer to Seller, under this Agreement shall terminate without further liability hereunder except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination, including the breach giving rise to such termination.


                                ARTICLE VIII

                         SURVIVAL; INDEMNIFICATION

            Section 8.1. Survival of Representations and Warranties . The representations and warranties of Seller and Buyer made in this Agreement shall survive the Closing for one year from the Closing Date, except that the representation and warranty set forth in Section 2.12 shall survive the Closing for two years and except that the representations and warranties set forth in Sections 2.10 and 2.11 shall survive the Closing for the applicable statute of limitation period ("Indemnity Period"), but, except as provided in Section 7.2 hereof, shall not survive any termination of this Agreement. The parties intend to shorten the statute of limitations (and any other applicable limitation period) and agree that no claims or causes of action may be brought against Seller, Buyer or any of their directors, officers, employees, affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after the Indemnity Period or any termination of this Agreement.

            Section 8.2.  Seller's Agreement to Indemnify.

            (a) Subject to the terms and conditions set forth herein, from and after the Closing, Seller shall indemnify and hold harmless Buyer and the Railcar Subsidiaries and their respective directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnified Parties") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively but without duplication, "Buyer Damages") asserted against or incurred by any of the Buyer Indemnified Parties as a result of, relating to or arising out of (i) a breach of any representation or warranty made by Seller contained in this Agreement or (ii) a breach of any agreement or covenant of Seller contained in this Agreement. Notwithstanding anything to the contrary contained herein, for purposes of this Article VIII, if a representation or warranty contained in Article II hereof (except Section 2.7) which contains the term Material Adverse Effect is breached without giving effect to such term (in other words, in order to determine whether a breach of such representation or warranty has occurred for purposes of obtaining indemnification under this Article, the term Material Adverse Effect shall be deemed deleted from such representation or warranty), Buyer Damages for such a breach shall be determined without giving effect to any Material Adverse Effect standard contained therein.

            (b) Seller's obligations to indemnify the Buyer Indemnified Parties pursuant to Section 8.2(a) hereof are subject to the following limitations:

                  (i) no indemnification shall be made by Seller with respect to any claim under Section 8.2(a)(i), unless (A) the amount of such claim (or the aggregate amount of related claims) exceeds $50,000 and (B) the aggregate amount of Buyer Damages under all claims exceeds an amount equal to $750,000 and, in such event, indemnification shall be made by Seller only to the extent Buyer Damages exceed in the aggregate an amount equal to $750,000, it being understood that such amount shall be a "deductible" for Seller;

                  (ii) in no event shall Seller's aggregate obligation to indemnify Buyer Indemnified Parties under this Agreement exceed an amount equal to $10 million; provided, however, that such maximum aggregate obligation to indemnify Buyer Indemnified Parties shall be increased to an amount equal to $15 million, to the extent that, and only if, claims asserted for breach of the representation and warranty contained in Section
2.12 cause the aggregate amount of Buyer Damages to exceed $10 million.
Section 8.2(b)(i) shall apply to, and in conjunction with, this Section 8.2(b)(ii);

                  (iii) the amount of any Buyer Damages shall be reduced by any amount received by a Buyer Indemnified Party with respect thereto from any other party responsible therefor. Buyer Indemnified Parties shall use commercially reasonable efforts to collect any amounts available from such other party alleged to have responsibility; provided, that Buyer Indemnified Parties shall not be required to take any actions they would not take in the absence of Seller's indemnification obligation as determined in good faith by Buyer. If a Buyer Indemnified Party receives an amount from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by Seller pursuant to this
Section 8.2, then such Buyer Indemnified Party shall promptly reimburse Seller for any payment made or expense incurred by Seller in connection with providing such indemnification up to the indemnification amount received by Buyer Indemnified Party, but net of any expenses incurred by such Buyer Indemnified Party in collecting such amount and net of any amounts for which the Buyer Indemnified Party was not indemnified pursuant to Section 8.2;

                  (iv) Seller shall be obligated to indemnify Buyer Indemnified Parties only for those claims giving rise to Buyer Damages as to which Buyer Indemnified Parties have given Seller written notice thereof prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Buyer Damages. Any written notice delivered by a Buyer Indemnified Party to Seller with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof; and

                  (v) neither Seller nor any of its directors, officers, employees or agents shall be liable to Buyer or to any agent, employee, affiliate or representative of Buyer for loss of profit, loss of operating time, loss of use of, or reduction in use of, the assets or operations of the Railcar Business or existing or future facilities associated therewith, or any portion thereof, increased expense of operation or maintenance, or any other special, indirect, incidental or consequential losses or damages directly or indirectly arising in any manner from or concerned with such assets, operations or facilities, Collective Bargaining Agreements, Pension Plans, Welfare Plans, this Agreement or any of the documents, instruments, agreements and writings delivered by Seller to Buyer in connection with the transactions contemplated by this Agreement.

            Section 8.3.  Buyer's Agreement to Indemnify.

            (a) Subject to the terms and conditions set forth herein, from and after the Closing, Buyer and the Railcar Subsidiaries shall indemnify and hold harmless Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnified Parties") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively but without duplication, "Seller Damages") asserted against or incurred by any Seller Indemnified Party as a result of or arising out of (i) a breach of any representation or warranty made by Buyer contained in this Agreement, or (ii) a breach of any agreement or covenant of Buyer in this Agreement.

            (b) Buyer's obligations to indemnify the Seller Indemnified Parties pursuant to Section 8.3(a) hereof are subject to the following limitations:

                  (i) No indemnification shall be made by Buyer with respect to any claim under Section 8.3(a)(i), unless (a) the amount of such claim (or the aggregate amount of related claims) exceeds $50,000 and (b) the aggregate amount of Seller Damages under all claims exceeds an amount equal to $750,000 and, in such event, indemnification shall be made by Seller only to the extent Seller Damages exceed in the aggregate an amount equal to $750,000, it being understood that such amount shall be a "deductible" for Buyer;

                  (ii) In no event shall Buyer's obligation to indemnify Seller Indemnified Parties under this Agreement exceed an amount equal to $10 million; provided, however, that the limitations set forth in Section 8.3(b)(i) and (ii) hereof shall not apply to any claim arising under
Section 3.3;

                  (iii) The amount of any Seller Damages shall be reduced by any amount received by a Seller Indemnified Party with respect thereto from any other party responsible therefor. Seller Indemnified Parties shall use commercially reasonable efforts to collect any amounts available from such other party alleged to have responsibility; provided, that Seller Indemnified Parties shall not be required to take any actions they would not take in the absence of Buyer's indemnification obligation as determined in good faith by Seller. If a Seller Indemnified Party receives an amount from such other party with respect to Seller Damages at any time subsequent to any indemnification provided by Buyer pursuant to this Section 8.3, then such Seller Indemnified Party shall promptly reimburse Buyer, as the case may be, for any payment made or expense incurred by Buyer in connection with providing such indemnification up to the indemnified amount received by the Seller Indemnified Party, but net of any expenses incurred by such Seller Indemnified Party in collecting such amount and net of any amounts for which the Seller Indemnified Party was not indemnified pursuant to
Section 8.3(b)(i) or (ii); and

                  (iv) Buyer shall be obligated to indemnify the Seller Indemnified Parties only for those claims giving rise to Seller Damages as to which the Seller Indemnified Parties have given Buyer written notice thereof prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Seller Damages. Any written notice delivered by a Seller Indemnified Party to Buyer with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

                  (v) Notwithstanding anything herein to the contrary, the limitations on Buyer's obligation to indemnify the Seller Indemnified Parties provided under this Section 8.3(b) shall not apply to any liabilities arising out of, or relating to, those liabilities acquired or retained by Buyer or the Railcar Subsidiaries pursuant to Section
1.1(c)(iii).

            Section 8.4.  Indemnification Procedures.

            (a) With respect to third party claims, all claims for indemnification by either a Seller Indemnified Party or a Buyer Indemnified Party (an "Indemnified Party") shall be asserted and resolved as set forth in this Section 8.4(a) and (b) (and, to the extent applicable, (c)). In the event that any written claim or demand for which an indemnifying party, the Seller or the Buyer, as the case may be (an "Indemnifying Party"), may be liable to any Indemnified Party hereunder, is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided, however, that the Indemnified Party's failure to provide such notice in not more than 30 days shall not preclude the Indemnified Party from being indemnified for such claim or demand, except to the extent that the failure to give timely notice results in the forfeiture of substantive defenses by and to the Indemnifying Party.

            (b) The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party: (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand; and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand, it being understood that the parties anticipate that the Indemnifying Party shall promptly undertake defense of such claim or demand. All costs and expenses incurred by the Indemnified Party in defending such claim or demand shall be a liability of, and shall be paid promptly upon demand by, the Indemnifying Party; provided, however, that the amount of such costs and expenses that shall be a liability of the Indemnifying Party hereunder shall be subject to the limitations set forth in this Article VIII. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) unless such settlement is at its sole cost or expense. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree or which requires the payment of money by the Indemnified Party, impairs the Indemnified Party's ability to defend future claims, requires the admission of guilt of the Indemnified Party or would otherwise restrict the future activity or conduct of the Indemnified Party. If the Indemnifying Party breaches its obligation to defend the Indemnified Party against such claim or demand, whether by failing to give the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (including the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in this Article VIII. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will provide the Indemnifying Party and its counsel access, during normal business hours, to relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnifying Party shall use its best efforts to defend all such claims.

            (c) Any claim by an Indemnified Party for Buyer Damages or Seller Damages, as the case may be ("Damages") on account of Damages which do not result from a third party claim shall be asserted by giving the Indemnifying Party prompt written notice upon discovery thereof and the Indemnifying Party shall have 60 days from receipt of such direct claim to respond to such claim. The failure to provide such notice shall not preclude the Indemnified Party from being indemnified for such claim or demand.

            (d) Characterization of Indemnification Payments. Any and all amounts of indemnification provided by the Seller or Buyer under this
Article VIII (including any amounts provided by Seller pursuant to Section
8.7 hereof) shall be treated for all Tax purposes as adjustments to the Purchase Price.

            Section 8.5. Computation of Damages Subject to Indemnification. The amount of any Damages for which indemnification is provided under this
Article VIII or otherwise in this Agreement shall be computed (w) net of any insurance proceeds actually received by the Indemnified Party pursuant to an insurance policy relating to such Damages, (x) net of any Tax Benefit to the Indemnified Party relating to such Damages, (y) net of any reserves reflected on the Financial Statements relating to such Damages, and (z) net of any indemnification actually received by the Indemnified Party from a third party (aside from the Indemnifying Party) relating to such Damages.

            Section 8.6. Indemnification as Sole Remedy and Waiver. The indemnity provided herein shall be the sole and exclusive remedy of the Seller or Buyer with respect to any and all claims for Damages sustained, incurred or suffered directly or indirectly relating to or arising out of this Agreement and the transactions contemplated hereby. The Buyer and the Seller, on their own behalf, and on behalf of their successors and assigns, waive any and all rights, legal or equitable, to pursue any other remedies, including, without limitation, all rights under CERCLA and any comparable state law.

            Section 8.7. Set-off Against Contingent Additional Consideration as Sole Source of Indemnification. Except for claims arising under Sections 1.5, 4.7 and 5.4, notwithstanding anything in this Agreement to the contrary, the sole and exclusive source of indemnification for Buyer Damages provided herein shall be the right of Buyer to set-off against the Contingent Additional Consideration an amount equal to that amount of Buyer Damages as agreed to by the parties or as finally determined pursuant to
Section 9.11 hereof.


                                 ARTICLE IX

                               MISCELLANEOUS

            Section 9.1. Fees and Expenses. Whether or not the transactions contemplated herein are consummated pursuant hereto, except as otherwise provided herein, each of Seller, on the one hand, and Buyer, on the other hand, shall pay all fees and expenses incurred by, or on behalf of, such party (including, in the case of Seller, any out-of-pocket fees and expenses of the Railcar Subsidiaries) in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby; provided, however, that in the event that Seller terminates this Agreement pursuant to Section 7.1(g), Seller shall pay (or reimburse) Buyer all out-of-pocket fees, costs and expenses paid or payable to third parties (including amounts owing to, and fees and expenses of, Buyer's sources of financing as described on Schedule 4.13, and all accountants, attorneys and other advisors) incurred by Buyer in connection with this Agreement and the transactions contemplated hereby not to exceed $2.5 million if such termination occurs within 20 business days of the date hereof and $3.0 million thereafter. Seller shall make such payment or reimbursement within 30 days of such termination. In no event shall any such out-of-pocket fees, costs and expenses be paid, directly or indirectly, to any officer or director of Seller or any Railcar Subsidiary.

            Section 9.2. Right to Provide Information. For a period of up to 45 days following the date of this Agreement, Seller hereby reserves the right to provide any information to and engage in discussions with any person or group that the Board of Directors of Seller (or any special committee thereof) in good faith believes may make an Acquisition Proposal which is or may be more favorable to Seller's shareholders than the transaction contemplated by this Agreement.

            Section 9.3. Obligation to Disclose Information. At any time prior to Closing, upon the request of Seller, Buyer shall disclose to Seller any and all information relating to (i) all directors and officers of Buyer, including all arrangements or understandings with such directors and officers, (ii) all financing arrangements and terms, including senior debt, subordinated debt and equity in connection with the transactions contemplated by this Agreement and (iii) all fees, costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby.

            Section 9.4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or
(iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                  If to Buyer, to:

                  Rabbit Hill Holdings, Inc.
                  Sarles Street
                  Mount Kisco, NY  10549
                  Attention: Camillo M. Santomero, III
                             (fax) (914) 666-8378

                  with copies to:

                  White and Williams LLP
                  1800 One Liberty Place
                  Philadelphia, PA  19103-7395
                  Attention: George J. Hartnett, Esq.
                             (fax) (215) 864-7123

                  If to Seller, to:

                  Johnstown America Industries, Inc.
                  980 North Michigan Avenue
                  Suite 1000
                  Chicago, Illinois 60611
                  Attention: Kenneth Tallering, Esq.
                             (fax) (312) 2809-4820

                  with copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022-9931
                  Attention: Joseph A. Coco, Esq.
                             (fax) (212) 735-2000

All such notices, requests, demands, waivers and communications shall be deemed received (i) in the case of personal delivery, upon actual receipt thereof by the addressee, (ii) in the case of overnight delivery, upon receipt, (iii) in the case of mail, upon receipt of the return receipt, or
(iv) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail or deliver a copy of the notice to the addressee at the address provided for above. However, such mailing or delivery shall in no way alter the time at which the facsimile notice is deemed received.

            Section 9.5. Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect, and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

            Section 9.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto; provided, however, that Buyer may assign its rights and obligations hereunder to any wholly-owned subsidiary or subsidiaries of Buyer, and provided further that Buyer may grant a collateral assignment of its rights hereunder to Fleet Capital Corporation, as agent for certain lenders, or any other commercial lender which is Buyer's primary financial institution, to which collateral assignment Seller shall, if requested, consent.

            Section 9.7. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

            Section 9.8. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 9.9. Entire Agreement. This Agreement, the Schedules, and the Exhibits and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all oral and all other prior written agreements and understandings between the parties with respect to the subject matter hereof. No waiver or any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by or an behalf of the party waiving such term or condition. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto. Any disclosure set forth in any Schedule hereto shall be deemed disclosed for any and all such other Schedules in respect of which such disclosure may be deemed relevant.

            Section 9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware applicable to contracts made herein.

            Section 9.11. ArbitratiExcept as provided in Sections 1.5(b), 4.7(e) and 4.9(b) hereof, any dispute, controversy or claim arising out of or relating to this Agreement, including, without limitation, any claim for indemnification under Article VIII hereof ("Dispute"), shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein (the "Rules"). The place of arbitration shall be Chicago, Illinois. There shall be three arbitrators. Each of Seller and Buyer shall appoint one arbitrator. The two arbitrators so appointed shall select the chairman of the tribunal within thirty days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limits provided herein or in the Rules, such arbitrator shall be appointed by the American Arbitration Association. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

            Section 9.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


                                 ARTICLE X

                                DEFINITIONS

            Section 10.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Accounting Principles" shall have the meaning set forth in Section 2.6.

"Acquisition Proposal" shall have the meaning set forth in Section 7.1(g).

"Adjusted Grossed Up Basis" shall have the meaning set forth in Section
4.7(d).

"affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

"Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

"Assumed Plans" shall have the meaning set forth in Section 5.4(a).

"Auditor" shall have the meaning set forth in Section 1.5(a).

"Benefit Plans" shall have the meaning set forth in Section 2.10(a)

"Bethlehem Steel Agreement" shall have the meaning set forth in Section 2.23.

"Buyer" shall have the meaning set forth in the preamble hereto.

"Buyer Damages" shall have the meaning set forth in Section 8.2(a)

"Buyer Indemnified Parties" shall have the meaning set forth in Section
8.2(a).

"Caravelle/CIBC" shall mean Caravelle Investment Fund L.L.C.

"Cash Purchase Price" shall have the meaning set forth in Section 1.2.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1989, as amended.

"Claim Notice" shall have the meaning set forth in Section 8.4(a).

"Closing" shall have the meaning set forth in Section 1.3(a).

"Closing Date" shall have the meaning set forth in Section 1.3(a).

"Closing Indebtedness" shall have the meaning set forth in Section 1.4(a).

"Closing Interim Earnings" shall have the meaning set forth in Section 1.4(a).

"Closing JAIX Taxes" shall have the meaning set forth in Section 1.4(a).

"Closing Retiree Benefit Liability" shall have the meaning set forth in
Section 1.4(e).

"Closing Schedule" shall have the meaning as set forth in Section 1.4(a).

"Closing Working Capital" shall have the meaning set forth in Section 1.4(c).

"Code" shall have the meaning set forth in Section 2.10(c).

"Collective Bargaining Agreements" shall mean the contract with United Steelworkers of America and the contract with United Autoworkers.

"Competing Activities" shall have the meaning set forth in Section 4.9(a).

"Contingent Additional Consideration" shall have the meaning set forth in
Section 1.6.

"Conveyance Taxes" shall have the meaning set forth in Section 4.7(g).

"Damages" shall have the meaning set forth in Section 8.4(c).

"deductible" shall have the meaning set forth in Section 8.2(b)(i).

"Demand Note" shall have the meaning set forth in Section 1.2.

"Dispute" shall have the meaning set forth in Section 9.11.

"EBITDA" shall mean earnings before interest, tax, depreciation and amortization.

"Elections" shall have the meaning set forth in Section 4.7(a)(i).

"employee(s)" shall mean any employee of a Railcar Subsidiary.

"Environmental Laws" shall have the meaning set forth in Section 2.12(e).

"ERISA" shall have the meaning set forth in Section 2.10(a).

"FCS" shall have the meaning set forth in the recitals hereto.

"FCS IRB Debt" shall mean the Loan Agreement, dated December 1, 1995, between Freight Car Services, Inc. and the City of Danville, Vermillion County, Illinois relating to City of Danville, Illinois Variable Rate Demand Industrial Revenue Bonds.

"FCS Shares" shall have the meaning set forth in Section 1.1(a)(ii).

"Final Indebtedness" shall have the meaning set forth in Section 1.5(a).

"Final Interim Earnings" shall have the meaning set forth in Section 1.5(a).

"Final JAIX Taxes" shall have the meaning set forth in Section 1.5(a).

"Final Retiree Benefit Liability" shall have the meaning set forth in
Section 1.5(a).

"Final Schedule" shall have the meaning set forth in Section 1.5(a).

"Final Working Capital" shall have the meaning set forth in Section 1.5(a).

"Financial Statements" shall have the meaning set forth in Section 2.6(a).

"foreign person" shall have the meaning set forth in Section 2.11 (g).

"Forms 8023" shall have the meaning set forth in Section 4.7(d).

"GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof consistently applied.

"Governmental Authority" shall mean any domestic or foreign national, state, provincial, municipal or other local judicial, legislative, executive, administrative or regulatory authority or any governmental or private body exercising any regulatory or tax authority.

"Governmental Authorization" shall mean all permits, approvals, licenses and authorizations required to carry on the Railcar Business as currently conducted under the applicable laws, ordinances or regulations of any Governmental Authority.

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Incremental Taxes" shall have the meaning set forth in Section 4.8.

"Indebtedness" shall have the meaning set forth in Section 1.4(d).

"Indemnified Party" shall have the meaning set forth in Section 8.4(a).

"Indemnifying Party" shall have the meaning set forth in Section 8.4(a).

"Indemnity Period" shall have the meaning set forth in Section 8.1.

"Intellectual Property" shall have the meaning set forth in Section 2.17.

"Interim Earnings" shall have the meaning set forth in Section 1.1(c)(ii).

"Interim Period" shall have the meaning set forth in Section 4.11(a).

"JAC"  shall have the meaning set forth in the recitals hereto.

"JAC Shares" shall have the meaning set forth in Section 1.1(a)(i).

"JAC Patent" shall have the meaning set forth in the recitals hereto.

"JAII Stock" shall mean the common stock of Johnstown America Industries, Inc.

"JAIX" shall have the meaning set forth in the recitals hereto.

"JAIX Shares" shall have the meaning set forth in Section 1.1(a)(iii).

"JAIX Taxes" shall have the meaning set forth in Section 1.5(c)(vi).

"JAIX Transfers" shall have the meaning set forth in Section 1.5(c)(vi).

"John Hancock" shall mean Hancock Mezzanine Investments LLC.

"Johnstown Savings Plan" shall have the meaning set forth in Section 5.4(b).

"Knowledge of Seller" shall have the meaning set forth in Section 2.8(b).

"Law(s)" shall mean any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree of any Governmental Authority.

"Licenses" shall have the meaning set forth in Section 2.21(a).

"Liens" shall have the meaning set forth in Section 2.4.

"Material Adverse Effect" shall have the meaning set forth in Section 2.1(b).

"Modified Aggregate Deemed Sales Price" shall have the meaning set forth in
Section 4.7(d).

"NASDAQ" shall mean the National Association of Securities Dealers
Association.

"New Johnstown Savings Plan" shall have the meaning set forth in Section
5.4(b).

"Notice Period" shall have the meaning set forth in Section 8.4(b).

"Patent Shares" shall have the meaning set forth in Section 2.4.

"Pension Plan" shall have the meaning set forth in Section 2.10(b).

"Permitted Refinancing" shall have the meaning set forth in Section
1.6(c)(iv).

"Person" shall mean and include any individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

"Post-Closing Taxes" shall have the meaning set forth in Section 4.7(a)(i).

"Pre-Closing Tax Period" shall have the meaning set forth in Section
4.7(a)(i).

"Pre-Closing Taxes" shall have the meaning set forth in Section 4.7(a)(i).

"Premises" shall have the meaning set forth in Section 2.25(a).

"Purchase Price" shall have the meaning set forth in Section 1.2.

"Railcar Business" shall have the meaning set forth in the recitals hereto.

"Railcar Subsidiaries" shall have the meaning set forth in the recitals hereto.

"Railcar Subsidiary" shall have the meaning set forth in the recitals hereto.

"Retiree Benefit Liability" shall have the meaning set forth in Section
1.4(e).

"Rules" shall have the meaning set forth in Section 9.11.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Selected Accounting Firm" shall have the meaning set forth in Section 1.5(b).

"Seller" shall have the meaning set forth in the preamble hereto.

"Seller Affiliated Group" shall have the meaning set forth in Section 4.7(i).

"Seller Damages" shall have the meaning set forth in Section 8.3(a).

"Seller Indemnified Parties" shall have the meaning set forth in Section
8.3(a).

"Seller's Knowledge" shall have the meaning set forth in Section 2.8(b).

"Senior Bank Facility" shall mean the Credit Agreement for $175,000,000, dated as of April 29,
1999, between Johnston America Industries, Inc. and Chase Manhattan Bank.

"Senior Notes" shall mean the Senior Notes to be purchased by Caravelle/CIBC and by John Hancock as described in the commitment letters set forth on Schedule 4.13 in the aggregate amount existing as of the Closing Date, plus any Senior Notes issued thereunder as pay-in-kind interest payments.

"Senior Secured Debt" shall mean the credit facility provided by Fleet Capital Corporation, as agent for certain lenders, as described in the commitment letter set forth on Schedule 4.13 in the amount committed as of the Closing Date.

"Settlement Accountants" shall have the meaning set forth in Section 4.7(e).

"Shares" shall have the meaning set forth in Section 1.1(b).

"Shareholders' Agreement" shall have the meaning set forth in Section
1.3(b)(iii).

"Straddle Period" shall have the meaning set forth in Section 4.7(a)(ii).

"subsidiary" shall mean a Person as to which a designated Person owns directly or indirectly 50% or more of the voting equity or otherwise holds the ability to direct the management and control of the entity.

"Subordination Agreement" shall mean the subordination agreement among Seller, Fleet Capital Corporation, Caravelle/CIBC and John Hancock entered into in connection with the Closing.

"Tax Authority" shall mean any competent Governmental Authority responsible for the determination, assessment or collection of Taxes.

"Tax Benefit" shall mean any losses, deductions, credits or other Tax benefit.

"Tax Claim" shall have the meaning set forth in Section 4.7(b).

"Tax Dispute Resolution Mechanism" shall have the meaning set forth in
Section 4.7(e).

"Tax Indemnified Party" shall have the meaning set forth in Section 4.7(b).

"Tax Indemnifying Party" shall have the meaning set forth in Section 4.7(b).

"Tax Notice" shall have the meaning set forth in Section 4.7(b).

"Tax Return" shall have the meaning set forth in Section 2.11(i)(ii).

"Tax Sharing Agreements" shall have the meaning set forth in Section 4.7(i).

"Taxes" shall have the meaning set forth in Section 2.11(i)(i).

"Triggering Event" shall have the meaning set forth in Section 1.6(c).

"UP/Strato litigation" shall mean the litigation relating to the January 1996 derailment of a train manufactured by JAC in a matter titled Union Pacific v. Strato, JAC, et al.

"Welfare Plan" shall have the meaning set forth in Section 2.10(b).

"Working Capital" shall have the meaning set forth in Section 1.4(b).

            Section 10.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

            Section 10.3.  Other Definitional Provisions.

            (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) The term "control" shall mean, as applied to any Person, the possession directly or indirectly of the power to direct or cause the direction of the management of such Person through the ownership of voting securities or otherwise and the terms "controlling" and "controlled" have the correlative meanings.

            (d) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" unless the context requires otherwise.



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                           JOHNSTOWN AMERICA INDUSTRIES, INC.


                           By: /s/ Andrew M. Weller
                              ________________________________
                              Name: Andrew M. Weller
                              Title: Executive Vice President
                                     and Chief Financial Officer


                           RABBIT HILL HOLDINGS, INC.


                           By: /s/ Camillo Santomero, III
                              ________________________________
                              Name: Camillo Santomero, III
                              Title: President